UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                     WESTSTAR FINANCIAL SERVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

________________________________________________________________________________

                     WESTSTAR FINANCIAL SERVICES CORPORATION
                                79 Woodfin Place
                         Asheville, North Carolina 28801
                                 (828) 252-1735


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                                   To Be Held

                                 April 17, 2001

NOTICE is hereby given that the Annual Meeting of Shareholders of Weststar Financial Services Corporation, Inc. (the "Company") will be held as follows:

                  Place:    Renaissance Asheville Hotel
                            Asheville, North Carolina

                  Date:     April 17, 2001

                  Time:     3:00 p.m.

The purposes of the meeting are:

          1.   To elect  three (3) members of the Board of  Directors  for three
               (3) year terms.

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2001.

          3. To approve the Weststar Financial Services Corporation 2001 Incentive Stock Option Plan.

          4. To approve the Weststar Financial Services Corporation 2001 Nonstatutory Stock Option Plan.

          5. To transact any other business that may properly come before the meeting.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.


                                   By Order of the Board of Directors

                                   /s/ G. Gordon Greenwood

                                   G. Gordon Greenwood
                                   President and Chief Executive Officer

March 12, 2001

                     WESTSTAR FINANCIAL SERVICES CORPORATION
                                79 Woodfin Place
                         Asheville, North Carolina 28801
                                 (828) 252-1735

                                 PROXY STATEMENT

                    Mailing Date: On or about March 12, 2001

                         ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

                                   To Be Held

                                 April 17, 2001

General

         This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of Weststar Financial Services Corporation (the "Company") for the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Renaissance Asheville Hotel, Asheville, North Carolina, at 3:00 p.m. on Tuesday, April 17, 2001, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

         Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are Carol L. King, W. Edward Anderson, and Randall C. Hall. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the three nominees for director named in Proposal 1 below and FOR Proposals 2, 3, and 4. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Randall C. Hall, Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

         The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone, without additional compensation, by the officers, directors and employees of the Company and its wholly owned subsidiary, The Bank of Asheville (the "Bank").

Record Date

         The close of business on February 27, 2001, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

         The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 9,000,000 shares are authorized and preferred stock, no par value, of which 1,000,000 shares are authorized. At December 31, 2000, there were 633,298 shares of common stock and no shares of preferred stock outstanding. There are approximately 800 holders of record of the Company's common stock.

Voting Procedures; Votes Required for Approval

         Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

         In the case of Proposal 1 below, the three directors receiving the greatest number of votes shall be elected.

         In the case of Proposals 2, 3 and 4 below, for such Proposals to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect.

Ownership of Voting Securities

         As of December 31, 2000, no shareholder known to management owned more than 5% of the Company's common stock.

         As of December 31, 2000, the beneficial ownership of the Company's common stock, by directors individually, and by directors and executive officers as a group, was as follows:

           NAME OF               AMOUNT AND NATURE OF              PERCENT OF
      BENEFICIAL OWNER         BENEFICIAL  OWNERSHIP (1)            CLASS (2)
      ----------------         -------------------------           ----------

W. Edward Anderson                        15,330                     2.42
Asheville, NC

Max O. Cogburn, Sr.                        5,500                     0.87
Asheville, NC

M. David Cogburn, M.D.                     7,380                     1.17
Asheville, NC

G. Gordon Greenwood                        1,000                     0.16
Asheville, NC

Darryl J. Hart                             1,999                     0.32
Asheville, NC

Carol L. King                              3,440                     0.54
Asheville, NC

Stephen L. Pignatiello                     3,420                     0.54
Asheville, NC

Kent W. Salisbury, M.D.                   13,800                     2.18
Asheville, NC

Laura A. Webb                              1,900                     0.30
Asheville, NC

David N. Wilcox                            2,600                     0.41
Asheville, NC

All Directors and Executive
Officers as a Group (11
persons)                                  57,939                     9.16%

     (1) Except as otherwise noted, to the best knowledge of the Company's management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Dr. Cogburn--220 shares; Dr. Salisbury--1,100 shares; Ms. Webb-- 600 shares.

     (2) The calculation of the percentage of class beneficially owned by each individual and the group is based a total of 633,298 shares of common stock outstanding as of December 31, 2000.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     The Bylaws of the Company provide that its Board of Directors shall consist of between eight and twelve members, as determined by the Board of Directors or the shareholders, and, if there are nine or more directors, that they shall be classified into three groups with staggered terms of three years in as equal numbers as possible. The Board of Directors has set the number of directors of the Company as ten. The three directors whose terms expire at the Annual Meeting have been renominated to three-year terms:


                             Position(s)     Director                      Principal Occupation
Name and Age                     Held          Since          and Business Experience During Past Five Years
-------------                    ----          -----          ----------------------------------------------
W. Edward Anderson             Director        1997     Director, Hasco Mold Bases, Asheville, NC
(61)

G. Gordon Greenwood           Director,        2000     President and Chief Executive  Officer of the Company and of
(54)                        President and               the Bank,  January,  2000-Present;  Regional Market Manager,
                                Chief                   Centura    Bank,    Asheville    1996-2000;    Senior   Vice
                              Executive                 President/Commercial    Loans,    First   Commercial   Bank,
                               Officer                  1983-1996.

Darryl J. Hart                 Director        1997     Vice President and General Manager,  Hart Funeral  Services,
(39)                                                    Inc., Asheville, NC

Incumbent Directors

     The Company's Board of Directors includes the following directors whose terms will continue after the Annual Meeting. The three nominees and the incumbent directors also serve as directors of the Bank:

                              Director   Term                           Principal Occupation
Name and Age                   Since    Expires             and Business Experience During Past Five Years
------------                   -----    -------             ----------------------------------------------
Max O. Cogburn, Sr.            1997       2002    Attorney  and  Partner,  Cogburn,  Goosman,  Brazil & Rose,  P.A.,
(73)                                              Asheville, NC


M. David Cogburn, M.D.         1999       2003    President, Carolina Mountain Dermatology, P.A., Arden, NC
(45)

Carol L. King                  1997       2002    CPA and President, Carol L. King & Associates, P.A., Asheville, NC
(55)

Stephen L. Pignatiello         1997       2003    Owner, P. Comms International, LLC, Asheville, NC
(41)

Kent W. Salisbury, M.D.        1997       2003    Partner, Asheville Cardiology Associates, P.A., Asheville, NC
(57)

Laura A. Webb                  1999       2003    President,  Webb Investment Services,  Inc.,  Asheville,  NC, Vice
(41)                                              President, R. Stanford Webb Agency, Asheville, NC

David N. Wilcox                1997       2002    Vice President, Wilcox Travel Agency, Inc., Asheville, NC
(40)

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE THREE NOMINEES FOR DIRECTOR OF THE COMPANY FOR TERMS OF THREE YEARS.

Director  Relationships

     Only one family relationship on the Board of Directors exists. Max O. Cogburn, Sr. is the father of M. David Cogburn, M.D. No director is a director of any corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

     The Company's Board of Directors held 14 regular meetings in 2001. Except for Dr. Cogburn, all directors attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he or she served. Dr. Cogburn's absences were due to patient medical emergencies. The Board of Directors intends to meet monthly in 2001. The Board of Directors has appointed several standing committees including an Audit Committee, a Compensation Committee and a Nominating Committee. Those committees will also meet on a regular basis. The composition of each Committee is as follows:

     Audit Committee         Compensation Committee      Nominating Committee
     ---------------         ----------------------      --------------------
   Max O. Cogburn, Sr.        W. Edward Anderson         Max O. Cogburn, Sr.
 M. David Cogburn, M.D.       Max O. Cogburn, Sr.      M. David Cogburn, M.D.
     Darryl J. Hart           G. Gordon Greenwood          Darryl J. Hart
      Carol L. King              Carol L. King              Carol L. King
 Stephen L. Pignatiello        Kent W. Salisbury       Stephen L. Pignatiello
                                David N. Wilcox

Report of Audit Committee

     The Audit Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company's independent auditors and reports of examinations by bank regulatory agencies, and helping formulate, implement, and review the Company's and its subsidiary's internal audit programs.

     During the course of its examination of the Company's audit process in 2000, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Deloitte & Touche LLP, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Deloitte & Touche LLP disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Deloitte & Touche LLP their independence.

     Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The Audit Committee has a written charter which is attached as Exhibit A.

     The Company is not a member of any exchange. However, the Audit Committee members are "independent" as defined by the NASDAQ listing standards.

     The Audit Committee has considered whether the principal accountant's provisions of non-audit services to the Company is compatible with maintaining independence of Deloitte & Touche LLP. The Audit Committee has determined that it is compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Fees

     The aggregate fees and expenses billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financialstatements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for the fiscal year were $37,500.

Financial Information Systems Design and Implementation Fees

     There were no professional services rendered by Deloitte for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees and expenses billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000 were $42,730. This amount includes fees for tax consulting, procedures related to certain filings and other non-audit services pursuant to the provisions of the Securities Act of 1933 and the Exchange Act.

     This report is submitted by the Audit Committee, the members of which are listed above.

Director Compensation

     Board Fees. Directors received compensation of $100 for every meeting attended during fiscal 2000.

Executive Officers

     Set forth below is certain information regarding the Company's executive officers.

                                     Position with
Name                         Age        Company                            Business Experience
----                         ---     -------------                         -------------------
G. Gordon Greenwood          54         Director,       President  and Chief  Executive  Officer of the Company and
                                      President and     the  Bank;   Regional   Market   Manager,   Centura   Bank,
                                     Chief Executive    Asheville,   1996-2000;  Senior   Vice-President/Commercial
                                         Officer        Loans, First Commercial Bank, 1983-1996.

Randall C. Hall              35      Executive Vice     Executive Vice  President,  Secretary,  and Chief Financial
                                       President,       Officer of the Company and the Bank,  1997 - Present; Vice
                                     Secretary,  and    President,  Secretary and Chief Financial Officer of Bank
                                     Chief Financial    of Granite Corp and Bank  of Granite, 1988-1997.
                                         Officer

Board Report on Executive Compensation

     The Company has entered into an employment and change of control agreement with G. Gordon Greenwood (dated February 9, 2000) as its President and Chief Executive Officer to establish his duties and compensation and to provide for his continued employment with the Company. The employment agreement provides for an initial term of five years with renewal at the end of the third year and on each anniversary thereafter for an additional one-year term provided there is an affirmative decision to renew by the Board of Directors. The employment agreement provides for an annual base salary of $125,000, and for participation in other pension and profit-sharing retirement plans maintained by the Company on behalf of its employees, as well as fringe benefits normally associated with Mr. Greenwood's position or made available to all other employees. Additionally, at the sooner to occur of (i) a "change in control" of the Company, or (ii) the end of the initial five-year term, Mr. Greenwood is to receive a 10-year annuity of $40,000 per year. Upon adoption of a stock option plan, Mr. Greenwood is to be granted options to purchase shares of the Company valued at 300% of base compensation. The employment agreement provides that Mr. Greenwood may be terminated for "cause" as defined in the employment agreement, and that the employment agreement may otherwise be terminated, in some cases with certain financial consequences incurred by the Company or Mr. Greenwood. The employment agreement provides that should the Company terminate the employment agreement other than for cause or disability within 24 months after a "change in control," or should Mr. Greenwood terminate the agreement within such 24 months during which his compensation or responsibilities have been reduced, or his workplace location is moved outside of Asheville, North Carolina, then he shall receive a lump sum equal to two hundred ninety-nine percent (299%) of his "base amount" as determined by Section 280G of the Internal Revenue Code of 1986. A "change in control" shall be deemed to have occurred upon (i) any person becoming the beneficial owner or otherwise acquiring control, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the voting power of the Company's now outstanding securities; (ii) the acquisition by any Person in any manner of the ability to elect, or to control the election, of a majority of the directors of the Company; (iii) the merger of the Company into another entity or the merger of any entity into the Company without the Company being the survivor; or (iv) the acquisition of substantially all of the assets of the Company by another corporation.

                           SUMMARY COMPENSATION TABLE


                                             Annual Compensation                  Long-Term Compensation
                                             -------------------                  ----------------------
                                                                               Awards                Payouts
                                                                               ------                -------
                                                              Other                                         All
                                                              Annual    Restricted                         Other
Name and                                                      Compen-    Stock                  LTIP      Compen-
Principal Position            Year/1/     Salary     Bonus    sation     Awards     Options   Payouts2   Sation/3/
------------------            -------     ------     -----    ------     ------     -------   --------   ---------
G. Gordon Greenwood,           2000      $112,050     -0-      -0-        -0-         -0-       $506      $1,202
President and Chief
Executive Officer

(1)  Mr. Greenwood became employed by the Bank in February, 2000.
(2)  Includes taxable benefit on group term insurance
(3)  Consists of 401(k) contribution

401(k) Savings Plan

         The Company has no employees who are not also employees of the Bank. Hence, the 401(k) Savings Plan of the Bank covers all employees of the Company. In 1998, the Bank adopted a tax-qualified savings plan (the "Savings Plan") which covers all current full-time employees and any new full-time employees who have completed 1,000 hours of service for the employer. Under the savings plan, a participating employee may contribute up to 15% of his or her base salary on a tax-deferred basis through salary reduction as permitted under Section 401(k) of the Internal Revenue Code of 1986 (the "Code"), as amended. The employer may make additional discretionary profit sharing contributions to the savings plan on behalf of all participants. Such discretionary profit sharing contributions may not exceed 6% of the aggregate of the pre-tax base salaries of all participants in the savings plan and are allocated among all participants on the basis of the participant's age and level of compensation. Amounts deferred above the first 6% of salary are not matched by the employer. A participant's contributions and the employer's matching and profit sharing contributions under the savings plan will be held in trust accounts for the benefit of participants. A participant is at all times 100% vested with respect to his or her own contributions under the savings plan, and becomes 100% vested in the account for the employer's matching and profit sharing contributions after completing five years of service with the employer. The value of a participant's accounts under the savings plan becomes payable to him or her in full upon retirement, total or permanent disability or termination of employment for any reason, or becomes payable to a designated beneficiary upon a participant's death. The savings plan also will contain provisions or withdrawals in the event of certain hardships. A participant's contributions, vested matching and profit sharing contributions of the employer, and any income accrued on such contributions, are subject to federal or state taxes until such time as they are withdrawn by the participant.

Indebtedness of and Transactions with Management

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

     All such transactions have been negotiated on an arms-length basis at terms no more favorable than would otherwise be obtained from an independent third party.

           PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
           ----------------------------------------------------------

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent public accountants for 2001. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF Deloitte & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001.

          PROPOSAL 3: APPROVAL OF THE 2001 INCENTIVE STOCK OPTION PLAN
          ------------------------------------------------------------

     On January 18, 2001, the Board approved the Weststar Financial Services Corporation 2001 Incentive Stock Option Plan (the "Incentive Stock Option Plan") which provides for the issuance of options to purchase shares of the Company's common stock ("Incentive Options") to officers and other full-time employees of the Company and its subsidiaries, if any (the "Optionees"), including the Company's executive officer(s), who are also directors of the Company. The purpose of the Incentive Stock Option Plan generally is to assist the Company in attracting and retaining employees whose interests are the same as those of shareholders, and to provide an additional incentive for employees to whom Incentive Options are granted to perform at levels that will enhance the Company's financial performance and shareholder value. The Board's approval of the Incentive Stock Option Plan is subject to approval by the Company's shareholders.

     The Incentive Stock Option Plan will be administered by the Board and generally provides for the issuance and sale of an aggregate of 63,329 shares of the Company's common stock (subject to adjustment as described below) upon the exercise of Incentive Options. The Board is authorized to determine the persons to whom and numbers of shares for which Incentive Options will be granted, to interpret and construe the terms and provisions of the Incentive Stock Option Plan and to make rules and other determinations relating to and reasonable or advisable in administering the

Incentive Stock Option Plan. The Incentive Stock Option Plan provides that, to the extent permitted by applicable law, members of the Board will be indemnified by the Company for certain legal expenses and liability incurred in connection with the administration of the Incentive Stock Option Plan.

     The price per share (the "Exercise Price") of common stock covered by each Incentive Option granted shall be set by the Board at the time the Incentive Option is granted, but shall not be less than 100% of the fair market value (as determined by the Board) of a share of common stock at the time the Incentive Option is granted (or 110% in the case of an Incentive Option granted to an Optionee who owns more than 10% of the voting power of the Company's common stock). The fair market value of a share of common stock at the date of grant shall be determined according to the Incentive Stock Option Plan in the following manner: (1) if on the date of grant the common stock of the Company is traded on a securities exchange, the fair market value will be equal to the mean of the closing sales price as reported on each of the five trading days immediately preceding the date of grant, provided that if a closing sales price is not reported for each of the five trading days immediately preceding the date of grant, the fair market value shall be equal to the mean of the closing sales prices on those trading days for which such price is available; (2) if the common stock of the Company is not listed on any exchange or no closing sales prices are reported on an exchange, but quotations for the common stock are regularly listed on the NASDAQ or another comparable system, the fair market value shall be equal to the mean of the average of the closing bid and asked prices as quoted on such system for each of the five trading days preceding the date of grant, provided that if closing bid and asked prices are not available for each of the five trading days, the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available; or (3) if the common stock is not quoted on NASDAQ or another comparable system, or no such quotations are available on NASDAQ, the fair market value shall be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in the shares of common stock, as selected by the Board, for the trading date first preceding the date of grant. If the Board determines that the price as determined above does not represent the fair market value of the shares of common stock on the date of grant, the Board may then consider such other factors as it deems appropriate in determining the fair market value.

     Each Incentive Option will become exercisable pursuant to a five year vesting schedule discussed below (but not before the Optionee has completed one full year of employment following the date of grant), and will expire and may not thereafter be exercised after the earlier of: (i) the expiration date set by the Board at the time of grant (which in any event may be no more than five years in the case of an Incentive Option granted to an Optionee who owns more than 10% of the voting power of the Company's common stock or, in the case of all other Optionees, no more than 10 years after the date of grant); (ii) the date the Optionee resigns or on which his or her employment is terminated for "cause" (as defined in the Incentive Stock Option Plan); (iii) three months following the termination of the Optionee's employment as a result of his or her disability or retirement or following a "change in control"; or (iv) 12 months after Optionee's death: (1) while employed; (2) during the three months after Optionee's termination as a result of Optionee's retirement or following a "change in control"; or (3) during the 12 months after Optionee's termination as a result of disability; but in any event, no later than the end of the option period provided in the Optionee's option agreement. The aggregate fair market value (determined as of the date of grant) of common stock for which such Incentive Options may be exercised for the first time in any calendar year may not exceed $100,000, and in connection with any Incentive Option granted, the Board may impose such other restrictions or conditions as it may deem appropriate. Incentive Options are subject to a five year vesting schedule whereby 20% of the options granted vest each year following the date of grant.

     No monetary consideration will be received by the Company upon the grant of an Incentive Option. In order to exercise an Incentive Option, the Optionee must give the Company written notice of exercise and pay the aggregate exercise price for shares being purchased. Such payment may be made in cash, or in issued and outstanding shares of the common stock of the Company. Optionees will have no rights as shareholders of the Company with respect to any shares covered by Incentive Options granted to them until those Incentive Options have been exercised and the exercise price of such shares has been paid to the Company. The market value of the 63,329 shares of common stock reserved for issuance under the Incentive Stock Option Plan, had they been outstanding on the Record Date would have been $ 459,135.25

     In the event of increases, decreases or changes in the Company's outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, consolidation, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, the Board shall make equitable proportionate adjustments in the aggregate number and kind of shares under the Incentive Stock Option Plan, the number and kind of shares covered by each then outstanding Incentive Option, and in the Exercise Price of each unexercised Incentive Option. Unless amended by the Board, the standard Incentive Stock Option Agreement (the "Agreement") shall be binding upon any successor to the Company. However, except upon a "change in control" (as defined in the Agreement), the Incentive Stock Option Plan and any options granted thereunder shall terminate upon the effective date of the Company's dissolution or liquidation.

     The Board may, from time to time, amend, modify, suspend, terminate or discontinue the Incentive Stock Option Plan without notice. However, no such action will adversely affect any Optionee's rights under any then outstanding Incentive Option without such Optionee's prior written consent, and, except as shall be required to comport with changes in the Code. Any modification or amendment of the Incentive Stock Option Plan that (a) increases the aggregate number of shares of common stock covered by the Incentive Stock Option Plan, (b) changes the provisions of the Incentive Stock Option Plan with respect to the determination of persons to whom Incentive Options may be granted, or (c) otherwise materially increases the benefits accruing to Optionee's under the Incentive Stock Option Plan, shall be subject to the approval of Company's shareholders. Consistent with the terms of the Incentive Stock Option Plan, the Board may modify, any outstanding Incentive Option pursuant to a written agreement with the Optionee.

     Incentive Options granted under the Incentive Stock Option Plan are intended to qualify for certain favorable income tax treatment. Under the Internal Revenue Code, an Optionee is not taxed in the year in which an Incentive Option is exercised. If an Optionee holds stock purchased upon the exercise of an Incentive Option for a period of at least two years following the date of grant and at least one year from the date the Incentive Option is exercised (or dies while owning the stock) then, upon disposition of the stock (or upon death while owning the stock), he or she will realize capital gain equal to the excess of the sale price of the stock over the exercise price. If the Optionee disposes of the stock before the holding periods have expired, the excess of the fair market value of the stock at the time the Incentive Option was exercised over the exercise price will be treated as ordinary income. The Company will not be permitted to take a tax deduction at any time in connection with Incentive Options unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. At its discretion, the Board may withhold from an Optionee's salary or any other amount due to such Optionee (or from shares being purchased upon the exercise of an Incentive Option) the amount of any required tax withholdings for which the Company is responsible.

     No options will be granted to employees under the Incentive Stock Option Plan until approval of the Incentive Stock Option Plan by the Company's shareholders.

     A copy of the Incentive Stock Option Plan is on file and may be inspected by any shareholder at the Company's office in Asheville, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the Incentive Stock Option Plan free of charge should contact Randall C. Hall, Secretary of the Company, at 79 Woodfin Place, Asheville, North Carolina 28801.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3 APPROVING THE WESTSTAR FINANCIAL SERVICES CORPORATION 2001 INCENTIVE STOCK OPTION PLAN.

         PROPOSAL 4: APPROVAL OF THE 2001 NONSTATUTORY STOCK OPTION PLAN
         ---------------------------------------------------------------

     On January 18, 2001, the Board of Directors approved the Weststar Financial Services Corporation 2001 Nonstatutory Stock Option Plan (the "Nonstatutory Option Plan") which provides for the issuance of options to purchase shares of the Company's common stock ("Nonstatutory Options") to directors of the Company and its subsidiaries, if any (the "Optionees", but excluding any director who is also an employee of the Company). The purpose of the Nonstatutory Option Plan generally is to assist the Company in attracting and retaining directors whose interests are the same as those of shareholders, and to provide an additional incentive for directors to whom Nonstatutory Options are granted to manage the Company in a manner that will enhance the Company's financial performance and shareholder value. The Board's approval of the Nonstatutory Option Plan is subject to approval by the Company's shareholders.

     The Nonstatutory Option Plan will be administered by the Board and generally provides for the issuance and sale of up to an aggregate of 63,329 shares of the Company's common stock (subject to adjustment as described below) upon the exercise of Nonstatutory Options. The Board is authorized to determine the persons to whom and numbers of shares for which Nonstatutory Options will be granted, to interpret and construe the terms and provisions of the Nonstatutory Option Plan and to make rules and other determinations relating to and reasonable or advisable in administering the Nonstatutory Option Plan. The Nonstatutory Option Plan provides that, to the extent permitted by applicable law, members of the Board will be indemnified by the Company for certain legal expenses and liability incurred in connection with the administration of the Nonstatutory Option Plan.

     The price per share (the "Exercise Price") of common stock covered by each Nonstatutory Option granted shall be set by the Board at the time the Nonstatutory Option is granted, but shall not be less than 100% of the fair market value (as determined by the Board) of a share of common stock at the time the Nonstatutory Option is granted. The fair market value of a share of common stock at the date of grant shall be determined according to the Nonstatutory Option Plan in the following manner: (1) if on the date of grant, the common stock of the Company is traded on a securities exchange, the fair market value will be equal to the mean of the closing sales price as reported on each of the five trading days immediately preceding the date of grant, provided that if a closing sales price is not reported for each of the five trading days immediately preceding the date of grant, the fair market value shall be equal to the mean of the closing sales prices on those trading days for which such price is available; (2) if the common stock of the Company is not listed on any exchange or no closing sales prices are reported on an exchange, but quotations for the common stock are regularly listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or another comparable system, the fair market value shall be equal to the mean of the average of the closing bid and asked prices as quoted on such system for each of the five trading days preceding the date of grant, provided that if closing bid and asked prices are not available for each of the five trading days, the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available; or (3) if the common stock is not quoted on NASDAQ or another comparable system, or no quotations are available on NASDAQ, the fair market value shall be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in the shares of common stock, as selected by the Board, for the trading date first preceding the date of grant. If the Board determines that the price as determined above does not represent the fair market value of the shares of common stock on the date of grant, the Board may then consider such other factors as it deems appropriate in determining such fair market value.

     Each Nonstatutory Option will become exercisable at the time of grant and will expire and may not thereafter be exercised after the earlier of: (i) the expiration date set by the Board at the time of grant (which may be no more than 10 years after the date of grant); (ii) the date the Optionee resigns from the Board of Directors or completes his or her term without reelection; (iii) 12 months after Optionee's death: (1) while serving as a Director; (2) after the Optionee's retirement from the Board in accordance with the Company's bylaw provisions; or (3) following a "change in control", but in all events, with such death occurring within 10 years after the date of grant. In connection with any Nonstatutory Option granted, the Board may impose such other restrictions or conditions as it may deem appropriate. Nonstatutory Options are subject to a two year vesting schedule whereby 40% of the options granted are vested at the date of grant, an additional 30% are vested at the first anniversary of the grant and 30% are vested at the second anniversary of the grant.

     No monetary consideration will be received by the Company upon the grant of a Nonstatutory Option. In order to exercise a Nonstatutory Option, the Optionee must give the

Company written notice of exercise and pay the aggregate exercise price for shares being purchased. Such payment may be made in cash or in issued and outstanding shares of the common stock of the Company. Optionees will have no rights as shareholders of the Company with respect to any shares covered by Nonstatutory Options granted to them until those Nonstatutory Options have been exercised and the exercise price of such shares has been paid to the Company. The market value of the 63,329 shares of common stock reserved for issuance under the Nonstatutory Option Plan, had they been outstanding on the Record Date would have been $ 459,135.25

     In the event of increases, decreases or changes in the Company's outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, consolidation, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, the Board shall make equitable proportionate adjustments in the aggregate number and kind of shares available under the Nonstatutory Option Plan, the number and kind of shares which are covered by each then outstanding Nonstatutory Option, and in the exercise price of each unexercised Nonstatutory Option. Unless amended by the Board, the standard Nonstatutory Option Agreement (the "Agreement") shall be binding upon any successor to the Company. However, except upon a "change in control" (as defined in the Agreement), the Nonstatutory Option Plan and any options granted thereunder shall terminate upon the effective date of the Company's dissolution or liquidation.

     The Board may, from time to time, amend, modify, suspend, terminate or discontinue the Nonstatutory Option Plan without notice. However, no such action will adversely affect any Optionee's rights under any then outstanding Nonstatutory Option without such Optionee's prior written consent. In addition, approval of the Company's shareholders shall be required for any modification or amendment of the Nonstatutory Option Plan that (a) increases the aggregate number of shares of common stock, (b) changes the provisions of the Nonstatutory Option Plan with respect to the determination of persons to whom Nonstatutory Options may be granted, or (c) otherwise materially increases the benefits accruing to Optionees under the Nonstatutory Option Plan. Consistent with the terms of the Nonstatutory Option Plan, the Board may modify any outstanding Nonstatutory Option pursuant to a written agreement with the Optionee.

     Nonstatutory Options granted under the Nonstatutory Option Plan will not qualify for favorable income tax treatment. As a result, an Optionee will be taxed in the year in which a Nonstatutory Option is exercised. The excess of the fair market value of the stock at the time the Nonstatutory Option was exercised over the exercise price will be treated as ordinary income. Moreover, the Company will not be permitted to take a tax deduction at any time in connection with Nonstatutory Options. At its discretion, the Board may withhold from an Optionee's directors fees or any other amount due to such Optionee (or from shares being purchased upon the exercise of a Nonstatutory Option), the amount of any required tax withholdings for which the Company is responsible.

     No options will be granted to directors of the Company under the Nonstatutory Option Plan unless and until approval of the Nonstatutory Option Plan by the Company's shareholders.

     A copy of the Nonstatutory Option Plan is on file and may be inspected by any shareholder at the Company's office in Asheville, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the Nonstatutory Option Plan free of charge should contact Randall C. Hall, Secretary of the Company, at 79 Woodfin Place, Asheville, North Carolina 28801.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 4 APPROVING THE WESTSTAR FINANCIAL SERVICES CORPORATION 2001 NONSTATUTORY STOCK OPTION PLAN.

                                  OTHER MATTERS
                                  -------------

         The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

                        PROPOSALS FOR 2002 ANNUAL MEETING
                        ---------------------------------

     It is anticipated that the 2002 Annual Meeting will be held on a date during April 2002. Any proposal of a shareholder which is intended to be presented at the 2002 Annual Meeting must be received by the Company at its main office in Asheville, North Carolina no later than November 15, 2001, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2002 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2002 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

                                                                     EXHIBIT A
                                                                     ---------

                     WESTSTAR FINANCIAL SERVICES CORPORATION
                              THE BANK OF ASHEVILLE

                             AUDIT COMMITTEE CHARTER
                             -----------------------

Organization: The Audit Committee of the Board of Directors of Weststar Financial Services Corporation and The Bank of Asheville (herein collectively, the "Bank") shall be a permanent committee consisting of at least three independent members of the Board. All members of the Audit Committee must be financially literate, and at least one member must have accounting or financial management expertise, as determined by the Board. The members of the Audit Committee shall be appointed by the chair of the Bank recognizing the need for continuity for membership from year to year.

Purpose: The Audit Committee is to assist the Board in discharging their oversight responsibilities by:

o Promoting the development of an effective and continuously improving control environment, in concert with the management, to achieve the bank's objectives through an appropriate system of risk assessment and internal controls;

o Overseeing the Bank's integrated framework of internal controls and risk assessment practices

o Serving as informed, vigilant and effective overseers of the financial reporting process

o Serving as an informed voice on the Board and other standing committees by relaying the audit perspective when related issues are brought before those committees; and

o    Providing  a  direct  channel  of   communication  to  the  Board  for  the
     independent public and internal auditors.

Duties: Specific duties to the Audit Committee include the following:

o Nomination of Public Accountant. To recommend a contract with independent public accountants for the annual audit of the Bank. The nomination of public accountant shall be approved by the Board. The public accountants report directly to the Board through the Audit Committee.

o Audit Plans. To review the annual audit plan of the internal audit department and the independent public accountants, including the degree of coordination. The committee may request the supplemental reviews or other audit procedures.

o Annual Review of Public Accountant. To meet with the independent public accountant and internal auditor to review the results of their annual work. This should include:

o A review of the auditor's independence as the Bank's independent public accountant. Both the audit committee and management should assist the public accountant in preserving the auditor's independence;

o A review of the formats and wordings of the annual financial report, including the financial statements, footnotes and statistics;

o    A timely review of the  disposition of previously  issued  recommendations;
     and

o A meeting with the internal auditor and independent public accountant, without any representatives from management present, when deemed necessary

o Report to the Board. Report to the results of the committee's activities to the full Board.

STATEMENT OF INTENT

In compliance with the FDIC's ss.364.101 Standards for safety and soundness; II Operational and Managerial Standards, B. Internal audit system, "An institution should have an internal audit system that is appropriate to the size of the institution and the nature and scope of its activities and that provides for:

1. Adequate monitoring of the system of internal controls through an internal audit function. For an institution whose size, complexity or scope of operations does not warrant a full scale internal audit function, a system of independent reviews of key internal controls may be used;
2.   Independence and objectivity;
3.   Qualified persons
4.   Adequate testing and review of information systems;
5.   Adequate documentation of tests and findings and any corrective actions;
6. Verification and review of management actions to address material weaknesses; and
7. Review by the institution's audit committee or board of directors of the effectiveness of the internal audit systems."

The Bank of Asheville has established the following audit policy and plan.

As a small community bank with assets less than $100 million, the design and implementation of a full scale internal audit program cannot be justified on a cost vs. benefit analysis. The complexity of the Bank's products, structure and operations remains relatively simple. Therefore; the Bank places emphasis on the design and implementation of internal controls. An "independent" review of internal controls will be conducted periodically by the Bank's Chief Financial Officer, Senior Accounting Officer and any others that may be deemed necessary. The Chief Financial Officer and Senior Accounting Officer will also conduct audits of services or systems not subject to audit by third party auditors. A description of those audits and objectives/procedures are detailed within this policy.

The audit committee understands that while the Chief Financial Officer and Senior Accounting Officer will exercise to the best of their ability an independence in appearance, they in fact are neither independent in appearance nor fact.

The Bank has engaged the services of Deloitte & Touche LLP to perform an annual audit. Their audit is "conducted in accordance with generally accepted auditing standards. Those standards require that [they] plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation."

The following applications will be subject to procedures on an annual basis as part of the Bank's independent certified public accountants' audit of the financial statements: loan accounting system, which encompasses commercial, consumer and home equity loans; the investment accounting system, and the deposit accounting systems including demand deposits, NOW accounts, money market demand deposits, certificates of deposit and savings accounts. Both the CFO and Senior Accounting Officer will assist in the audit conducted by Deloitte & Touche LLP.

Following the close of the audit, Deloitte & Touche LLP will issue an opinion on the financial statements and prepare a report to management, which discusses their findings and recommendations for internal controls. A representative from Deloitte & Touche LLP will meet with the Audit Committee on an annual basis to review the letter to management and the basis for their opinion on the financial statements.

The Bank also may periodically engage the services of an independent third party to perform compliance reviews. Following the review, a report to management will be issued which details an assessment of the bank's performance relative to various laws and regulations. Management will prepare a response to the findings Officer and Senior detailed in the report, and review both the report and corrective actions taken or to be taken with the Audit Committee.

The audit plan outlined herein is intended as a guide for use by the bank's Chief Financial Accounting Officer in planning audit activities for the year ending December 31, 2000.

It is anticipated that circumstances may arise whereby prudent audit judgment may dictate the amplification or amendment of the plan.

It is the intent of the audit department to conduct audit activities as follows. An independent surprise cash count will be conducted in each office. Included in office audits scheduled on a yearly basis will be cash, cash items, official checks, safe deposit boxes, night depository and travelers' checks.

The following applications, due to a lesser degree of risk to the bank, will be audited on an approximate 18 month cycle: due from banks and fixed assets.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                      ------------------------------------

The following discussion relates to the operations for the years ended December 31, 2000, 1999 and 1998.

For the Year Ended December 31, 2000 Compared to the Year Ended December 31, 1999

Interest income, the primary source of revenue for the Company, was derived from interest-earning assets such as loans, investments and federal funds sold. The rate earned on interest-earning assets and dollar volume of the interest-earning assets drive interest income. Interest income totaled $5,273,594 for the year ended December 31, 2000 compared to $2,760,318 in 1999. Growth in interest income was primarily attributable to growth in interest-earning assets; the average balance of interest-earning assets increased from $30,211,789 in 1999 to $51,007,637 in 2000 or 69%. Interest expense, derived from interest-bearing liabilities such as deposits and borrowed funds, totaled $2,175,502 for 2000 compared to $1,128,641 for 1999. The increase in interest expense was primarily attributable to growth in interest-bearing liabilities. The average balance of interest-bearing liabilities grew from $24,825,935 in 1999 to $42,327,350 in 2000 or 70%. The following table sets forth the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest-earning assets and interest-bearing liabilities and from changes in yields and rates.

                        Interest and Rate/Volume Variance
                      For the Year Ended December 31, 2000

                                                                2000 Compared to 1999
                                                       Volume             Rate             Total
                                                     -----------       ---------        -----------
Interest-bearing deposits in other banks             $      (55)       $     475        $      420
Investment securities                                   (20,158)          37,030            16,872
Federal funds sold                                     (102,608)          19,610           (82,998)
Loans                                                 2,368,932          210,050         2,578,982
                                                     -----------       ---------        -----------
Increase in interest income                          $2,246,111        $ 267,165        $2,513,276
                                                     ==========        =========        ===========

Interest-bearing deposits                            $  831,553        $ 122,073        $  953,626
Borrowings                                               80,195           13,040            93,235
                                                     ----------        ---------        -----------
Increase in interest expense                         $  911,748        $ 135,113        $1,046,861
                                                     ==========        =========        ===========

(1) The rate/volume variance for each category has been allocated equally on a consistent basis between rate and volume variance.

Other operating income totaled $532,575 in 2000 compared to $414,864 in 1999. Service charge fees on deposit accounts and other fees and commissions earned account for the majority of non-interest income. During 2000, the Company earned $360,756 from service charges on deposit accounts compared to $272,911 in 1999, an increase of 32%. Other service fees and commissions, including fees from the origination of mortgage loans, totaled $160,179 in 2000 compared to $131,316 in 1999. Mortgage loan fees accounted for $40,239 or 25% of other fees and commissions during 2000 compared to $50,339 or 38% of other fees and commissions during 1999. Miscellaneous income, primarily the fees from the sales of checks and deposit slips, provided additional income of $11,640 in 2000 compared to $10,637 in 1999. Other expenses totaled $2,548,579 in 2000 compared to $2,018,808 in 1999. Expenses increased as a result of opening a new banking office, increased personnel expense and increased supplies expense to process the banks growth in loans and deposits. Salaries and benefits accounted for $1,209,456 in 2000 or 47% of other expenses compared to $1,049,339 or 52% in 1999. Equipment expenses totaled $232,735 in 2000 compared to $201,738 in 1999. Other non-interest expenses of $967,875 in 2000 compared to $688,451 in 1999 included sundry items such as marketing, accounting, insurance, and data processing. The Company recognized an income tax benefit of $320,154 primarily related to the release of a valuation allowance of $543,000 previously recorded against deferred tax assets, net of income taxes related to operations for the year. At December 31, 1999 management believed the realization of the valuation allowance was not reasonably assured. Based upon the taxable income being generated in 2000 and management's expectations of continued profitability, management now believes the realization of the deferred tax asset is more likely than not. The valuation allowance was reversed in the first quarter of 2000, thereby providing a deferred tax benefit. Net income for 2000 totaled $947,282 compared to a net loss of $249,653 in 1999 or $1.50 per share and $(.41) per share for 2000 and 1999, respectively. The return on average assets and equity, respectively, were 1.68% and 16.39% for 2000 compared to (.74%) and (5.05%) in 1999. The comprehensive income (loss), which is the change in equity during a period excluding changes resulting from investments by shareholders and distributions to shareholders, totaled $952,763 in 2000 compared to $(251,596) in 1999.

NET INTEREST INCOME

Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, primarily deposits) represents the most significant portion of the Company's earnings. It is management's on-going policy to maximize net interest income. Net interest income totaled $3,098,092 in 2000 compared to $1,631,677 in 1999. The Company's net yield on earning assets was 6.1% and 5.4% for the years 2000 and 1999, respectively. The Company continues efforts to maximize this spread by management of both loan and deposit rates in order to support the overall earnings growth. The following table presents the daily average balances, interest income / expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Company.

AVERAGE BALANCES AND INTEREST INCOME ANALYSIS

For the Years Ended December 31, 2000 and 1999

                                                                  2000                                      1999
                                                                                Interest                                 Interest
                                                      Average     Average       Income/         Average     Average      Income/
                                                      Balance      Rate         Expense         Balance      Rate        Expense
                                                 ---------------  -------   ---------------  -------------  -------    ------------
ASSETS:
Loans (1)                                        $   47,822,498    10.6%    $    5,071,190   $ 24,857,014    10.0%     $ 2,492,208
Taxable securities                                    2,191,380     6.4%           140,816      2,548,495     4.7%         123,944
Federal funds sold                                      969,082     6.2%            59,957      2,780,640     5.1%         142,955
Interest-bearing deposits                                24,677     6.6%             1,631         25,640     4.7%           1,211
                                                 ---------------            ---------------  -------------             ------------
Total interest-earning assets                        51,007,637    10.3%         5,273,594     30,211,789     9.1%       2,760,318
                                                 ---------------            ---------------  -------------             ------------
All other assets                                      5,355,536                                 3,617,418
                                                 ---------------                             -------------
Total assets                                     $   56,363,173                              $ 33,829,207
                                                 ---------------                             -------------


Liabilities and Shareholders' Equity:
Interest-bearing deposits                        $   41,073,052     5.1%    $    2,080,648   $ 24,796,661     4.6%     $ 1,127,022
Other borrowings                                      1,254,298     7.6%            94,854         29,274     5.5%           1,619
                                                 ---------------            ---------------  -------------             ------------
Total interest-bearing liabilities                   42,327,350     5.1%         2,175,502     24,825,935     4.6%       1,128,641
Other liabilities                                     8,256,448                                 4,067,281
Shareholders' equity                                  5,779,375                                 4,935,991
                                                 ---------------                             -------------
Total liabilities and shareholders' equity       $   56,363,173                              $ 33,829,207
                                                 ---------------                             -------------

Net yield on earning-assets and net
Interest income (2)                                                 6.1%    $    3,098,092                    5.4%     $ 1,631,677
                                                                            ---------------                            ------------
Interest rate spread (3)                                            5.2%                                      4.5%


(1)  Non-accrual loans have been included.
(2) Net yield on earning assets is computed by dividing net interest earned by average earning assets.
(3) The interest rate spread is the interest-earning assets rate less the interest-bearing liabilities rate.

LIQUIDITY AND INTEREST RATE SENSITIVITY

The objectives of the Company's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operation of the Company and regulatory requirements. Liquidity requirements of the Company are met primarily through two categories of funds. The first is core deposits, which includes demand deposits, savings accounts and certificates of deposits. The Company considers these to be a stable portion of the Company's liability mix and results of on-going stable commercial and consumer banking relationships. At December 31, 2000 and 1999 core deposits totaled $56,473,479 or 89% and $32,300,296 or 85%, respectively, of the Company's total deposits.

The other principal method of funding utilized by the Company is through large denomination certificates of deposit, federal funds purchased and other short-term borrowings. The Company's policy is to emphasize core deposit growth rather than growth through purchased or brokered liabilities as the cost of these funds are greater.

The Company's asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of its assets and liabilities in view of various interest rate scenarios. Factors beyond the Company's controls, such as market interest rates an competition, may also have an impact on the Company's interest income and interest expense.

In the absence of other factors, the yield or return associated with the Company's earning assets generally will increase from existing levels when interest rates rise over an extended period of time and, conversely, interest income will decrease when interest rates decline. In general, interest expense will increase when interest rates rise over an extended period of time and, conversely, interest expense will decrease when interest rates decline.

As a part of its interest rate risk management policy, the Company calculates an interest rate "gap." Interest rate "gap" analysis is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing which reprice within a specific time period, either through maturity or rate adjustment. The "gap" is the difference between the amounts of such assets and liabilities that are subject to repricing. A "positive" gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities, and its income should be negatively affected. Conversely, the cost of funds for an institution with a positive gap would generally be expected to increase more slowly than the yield on its assets in a rising interest rate environment, and such institution's net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a "negative" gap.

The following table sets for the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2000, which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. In addition, the table reflects scheduled principal payments, which will be received throughout the lives of the loans. The interest rate sensitivity of the Company's assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

                                1 - 90           91 - 180         181 - 365            Total            Non-
                                 Days              Days              Days             One Year        Sensitive           Total
                             -----------      -----------       ------------        -----------       ----------      -----------
Interest-earning assets:
Interest bearing deposits    $   352,394                -                  -        $   352,394                -      $   352,394
Federal funds sold               900,000                -                  -            900,000                -          900,000
Investment securities            773,500      $   500,102       $    746,005          2,019,607                -        2,019,607

Federal Home Loan
  Bank stock                           -                -                  -                  -       $  225,000          225,000
Loans                         40,691,994        3,213,275          2,492,293         46,397,562       13,895,069       60,292,631
                             -----------      -----------       ------------        -----------       ----------      -----------
  Total interest-earning
   assets                     42,717,888        3,713,377          3,238,298         49,669,563       14,120,069       63,789,632


Interest-bearing liabilities:
Time deposits                  5,260,485        6,167,576         15,745,955         27,174,016        4,671,340       31,845,356
All other deposits            20,704,488                -                  -         20,704,488                -       20,704,488
                             -----------      -----------       ------------        -----------       ----------      -----------
   Total interest-
     bearing liabilities      25,964,973        6,167,576         15,745,955         47,875,504       $4,671,340      $52,549,844

Interest sensitivity gap     $16,752,915      $(2,454,199)      $(12,504,657)       $ 1,794,059
Cumulative interest
  sensitivity gap            $16,752,915      $14,298,716       $  1,794,059
Interest-earning assets
  as a percent of interest
  sensitive liabilities            164.5%            60.2%              20.6%             103.8%

The  Company  has   established   an  acceptable   range  of  80%  to  120%  for
interest-earning assets as a percent of interest sensitive liabilities.

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES AS OF DECEMBER 31, 2000

                                          Within          One to            Five
                                           One             Five           Years or
                                           Year            Years            More
                                       -----------      -----------      ----------
Real estate - Construction             $ 8,204,279      $   690,030      $        -
Real estate - Mortgage                  20,402,621       11,598,738         330,945

Predetermined rate, maturity
  greater than one year                                  12,252,268         316,258
Variable rate or maturing within
  one year                              28,606,900           36,500          14,687

The Company paid an average rate of 5.1% on interest-bearing deposits during 2000 compared to 4.6% during 1999. Significant growth in deposits came from interest-bearing accounts. Interest-bearing accounts grew by $19,409,745 with time deposits accounting for $13,066,655 or 67%. Increased customer awareness of interest rates increases the importance of rate management by the Company. The Company's management continuously monitors market pricing, competitor rates, and profitability. Deposits continue to be the principal source of funds for continued growth, so the Company attempts to structure its rates so as to promote deposit and asset growth while at the same time increasing overall profit management. The daily average amounts of deposits of the Company are summarized below.

Average Deposits
For the Year Ended December 31, 2000

Non-interest bearing deposits              $  7,748,195
Interest-bearing                             41,073,052
                                           ------------
Total                                      $ 48,821,247
                                           ============

The above table includes deposits of $100,000 and over which at December 31, 2000 totaled $6,729,107. The table below presents the maturities of these deposits of $100,000 or more.

Maturities of Deposits of $100,000 or More
December 31, 2000

                                                                              Greater
                                      Within        Within        Within       Than
                                      Three          Six          Twelve       One
                                      Months        Months        Months       Year
                                    ----------    ----------    ----------   ----------
Time deposits of $100,000 or more   $2,613,897    $1,235,154    $1,872,430   $1,007,626

CAPITAL RESOURCES

As of December 31, 2000 and 1999, the Company's ratio of total capital to risk-adjusted assets was 12.01%, and 17.13%, respectively. Average capital to average assets totaled 10.25% and 14.60% at December 31, 2000 and 1999, respectively. During the fourth quarter of 2000 the Company began a secondary stock offering. The Company is offering a minimum of 117,600 shares and a maximum of 410,000 shares of its $1.00 par value common stock for sale at $9.50 per share. Proceeds, net of estimated expenses of the offering, would generate a minimum of $981,680 and a maximum of $3,759,480 in capital. At December 31, 2000 approximately $328,396 in subscriptions had been received, representing subscriptions for 34,568 shares. In January 2001, the Board of Directors elected to extend the offer until February 28, 2001 and lowered the offering price from $9.50 to $8.00 as a result of suppressed capital markets. In addition, the minimum and maximum number of shares to be offered were changed to 62,500 and 486,800, respectively. Proceeds generated during the offer will be used to enhance capital and liquidity positions, fund expansion plans, fund expansion plans, including the establishment of additional branch offices in and around Buncombe County, and for general corporate purposes. The Company remains well capitalized and with the capital generated during the secondary offering fully expects to be able to meet future capital needs caused by growth and expansion as well as regulatory requirements. The Company is not aware of any current recommendation by regulatory authorities, which if implemented would materially affect the company's liquidity, capital resources or operations.

LOANS

The Company makes loans within its market area, defined as Asheville and Buncombe County, North Carolina. It makes both commercial and consumer loans. Total loans outstanding at December 31, 2000 and 1999 were $60,292,631 and $34,460,724, respectively. The Company places emphasis on consumer loans and commercial loans to small businesses and professionals. The Company has a diversified loan portfolio with no concentration to any one borrower, industry or market region. The amounts and types of loans outstanding for the years ended December 31, 2000 and 1999 are as follows:

                                               2000              1999
                                          -------------     --------------
LOANS
Real estate
  Construction                            $  8,894,309      $   7,152,238
  Mortgage                                  32,332,304         16,963,594
Commercial, financial and agricultural      17,939,971          9,926,255
Consumer                                     1,338,067            562,765
                                          -------------     --------------
Total loans                                 60,504,651         34,604,852
Deferred origination fees, net                (212,020)          (144,128)
                                          -------------     --------------
Total loans, net of deferred fees         $ 60,292,631      $  34,460,724
                                          =============     ==============

Commercial, consumer and real estate mortgage loans of $51,610,342 and $27,452,614 at December 31, 2000 and 1999, respectively, are loans for which the principal source of repayment is derived from the ongoing cash flow of the business or individual. Real estate construction loans of $8,894,309 and $7,152,238 at December 31, 2000 and 1999, respectively, are loans for which the principal source of repayment comes from the sale of real estate or from obtaining permanent financing.

Non-accrual loans totaled $522,137, and $247,559 at December 31, 2000 and 1999, respectively. If interest from non-accrual loans had been recognized in accordance with the original terms of the loans, net income for 2000 and 1999 would not have been materially different from the amounts reported.

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that have not been disclosed hereunder, or under "loans" or "Asset Quality" narrative discussions do not (i) represent or result from trends or uncertainties that management expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

The recorded investment in loans that are considered to be impaired in accordance with criteria set forth in Statement of Financial Accounting Standards No. 114 of the Financial Accounting Standards Board was $199,650 and none at December 31, 2000 and 1999, respectively. The average recorded balance of impaired loans during 2000 was not significantly different from the balance at December 31, 2000 and 1999. The related allowance for loan losses determined in accordance with SFAS No. 114 for impaired loans was $86,152 at December 31, 2000 and none at December 31, 1999, respectively. For the years ended December 31, 2000 and 1999, the Company recognized interest income from impaired loans of $27,993 and $4,044, respectively.

Loans are considered impaired when based on current information, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including interest payments. Impaired loans are carried at the lower of the recorded investment in the loan, the estimated present value of the total expected future cash flows, discounted at the loan's effective rate or the fair value of the collateral, if the loan is collateral dependent.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

Management considers the Company's asset quality to be of primary importance. The allowance for loan losses, which is utilized to absorb losses inherent in the loan portfolio, is maintained at a level sufficient to provide for estimated potential charge-offs of non-collectible loans. The loan portfolio is analyzed periodically in an effort to identify potential problems before they actually occur. The allowance for loan losses is evaluated on a regular basis by management using a methodology that segments the loan portfolio by types. This methodology is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Because the Company has been in existence for a relatively short time, and therefore has a limited history, management has also considered in applying its analytical methodology the loss experience and allowance levels of other peer community banks and the historical experiences encountered by the Company's management and senior lending officers. Weststar's methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements, which are the formula allowance and specific allowance.

The formula allowance is calculated by applying loss factors to outstanding loans and certain unused commitments, in each case based on the internal risk grade of such loans, pools of loans and commitments. Changes in risk grades of both performing and non-performing loans affect the amount of the formula allowance. Loss factors are based in part on limited experience and may be adjusted for significant factors that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date. Loss factors are developed in the following way.

- Problem graded loan loss factors are derived from a methodology that utilizes published experience of peer community banks and the historical experiences encountered by Weststar's management.
- Pass graded loan loss factors are based on average annual net charge-offs rate over a period believed to be a business cycle.
- Pooled loan loss factors (not individually graded loans) are based on expected net charge-offs for one year. Pooled loans are loans that are homogeneous in nature, such as consumer installment loans.
- Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the formula allowance. This amount is determined either by a discounted cash flow method or the fair value of the collateral.

The Company has incurred limited charge-off experience. Actual charge-offs are compared to the allowance and adjustments are made accordingly. Also, by basing the pass graded loan loss factors over a period relative of a business cycle, the methodology is designed to take our recent loss experience into account. Pooled loan loss factors are adjusted monthly based upon the level of net charge-offs expected by management in the next twelve months. Furthermore, the methodology permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management's judgement, significant factors, which affect the collectibility of the portfolio as of the evaluation date, are not reflected in the loss factors. By assessing the probable estimated losses inherent in the loan portfolio on a monthly basis, we are able to adjust specific and inherent loss estimates based upon the most recent information.

The provision for loan losses represents a charge against income in an amount necessary to maintain the allowance at an appropriate level. The monthly provision for loan losses may fluctuate based on the results of this analysis. The allowance for loan losses at December 31, 2000 and 1999 was $871,706 and $528,808 or 1.45% and 1.53%, respectively, of gross loans outstanding. The ratio of net charge-offs to average loans outstanding during the year was

 .23% and .03%., during 2000 and 1999, respectively. This ratio reflects management's conservative lending and effective efforts to recover credit losses.

CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

                                                         2000        1999
                                                         ----        ----

Balance at beginning of year                         $ 528,808    $ 218,719
Loans charged-off:
  Commercial, financial and agricultural              (112,062)     (16,453)
  Consumer                                                   -       (2,114)
                                                     ----------   ----------
Total charge-offs                                     (112,062)     (18,567)
                                                     ----------   ----------
Recoveries of loans previously charged-off:
  Commercial , financial and agricultural                    -       11,971
                                                     ----------   ----------
Net charge-offs                                       (112,062)      (6,596)
                                                     ----------   ----------
Additions charged to operations                        454,960      316,685
                                                     ----------   ----------
Balance at end of year                               $ 871,706    $ 528,808
                                                     ==========   ==========

Ratio of net charge-offs during the year to
  average loans outstanding during the year                .23%         .03%


The Company does not have any significant loan concentrations. During the period, loan quality and terms remained relatively unchanged and therefore had no significant impact on the allowance. Growth in the allowance has been based upon our formula allowance. Due to the overall consistency of the loan portfolio, there has been no reallocation of the allowance among different parts of the portfolio.

During 2000 there were no changes in the estimation methods or assumptions that affected our methodology for assessing the appropriateness of the formula and specific allowance for credit losses. Changes in estimates and assumptions regarding the effects of economic and business conditions on borrowers affect the assessment of the allowance.

The following table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
December 31, 2000 and 1999

                                                       2000                        1999
                                                            PERCENT                     PERCENT
                                                            OF TOTAL                    OF TOTAL
                                              AMOUNT         LOANS          AMOUNT       LOANS
Real estate                                 $ 553,337         68%         $ 367,919        70%
Commercial, financial and agricultural        278,879         30%           150,445        29%
Consumer                                       15,822          2%             8,650         1%
Unallocated                                    23,668          -              1,796         -
                                            ----------      -------       ----------    --------
Total allowance                             $ 871,706         100%        $ 528,808       100%
                                            ==========      =======       ==========    ========

INVESTMENT SECURITIES

At December 31, 2000 and 1999, securities carried at market value totaled $2,022,608 and $2,502,411, respectively, with amortized costs of $2,019,607 and $2,508,339, respectively. All investment securities are available for sale. Securities available for sale are securities which will be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability management strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk or the need to increase regulatory capital or other similar factors.

MATURITIES AND YIELDS OF DEBT SECURITIES
December 31, 2000 and 1999

December 31, 2000
Available for sale: (1)

Type                                                   Remaining
                                Within                  Average
                                1 Year       Yield       Life
                             -----------     -----     ---------

U.S. Treasury Notes          $   745,990      6.4%     4 months
U.S. Government Agencies       1,273,617      6.6%     7 months
                             -----------      ----
Total                        $ 2,019,607      6.6%
                             ===========


December 31, 1999
Available for sale: (1)

Type                                                  Remaining
                               Within                  Average
                               1 Year        Yield      Life
                            -----------      -----    ---------

U.S. Treasury Notes         $   749,505       5.5%    6 months
U.S. Government Agencies      1,758,834       5.5%    4 months
                            -----------       ---
Total                       $ 2,508,339       5.5%
                            ==========


(1)  Securities available for sale are stated at amortized cost.

For the Year Ended December 31, 1999 Compared to the Year Ended December 31, 1998

Interest income, the primary source of revenue for the Company, was derived from interest-earning assets such as loans, investments and federal funds sold. The rate earned on interest-earning assets and dollar volume of the interest-earning assets drive interest income. Interest income totaled $2,760,318 for the year ended December 31, 1999 compared to $1,061,351 in 1998. Growth in interest income was primarily attributable to growth in interest-earning assets; the average balance of interest-earning assets increased from $13,886,850 in 1998 to $30,211,789 in 1999 or 118%. Interest expense, derived from interest-bearing liabilities such as deposits and borrowed funds, totaled $1,128,641 for 1999 compared to $424,509 for 1998.

The increase in interest expense was attributable to growth in interest-bearing liabilities. The average balance of interest-bearing liabilities grew from $8,390,404 in 1998 to $24,825,935 in 1999 or 196%. The following table sets forth the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest-earning assets and interest-bearing liabilities and from changes in yields and rates.

                        Interest and Rate/Volume Variance
                      For the Year Ended December 31, 1999

                                                       1999 Compared to 1998
                                              Volume            Rate           Total
Interest-bearing deposits in other banks    $   (3,213)     $     (136)      $   (3,349)
Investment securities                          (63,662)        (21,144)         (84,806)
Federal funds sold                             (34,132)         (9,515)         (43,647)
Loans                                        1,830,988            (219)       1,830,769
                                            -----------     -----------      -----------
Increase (decrease) in interest income      $1,729,981      $  (31,014)      $1,698,967
                                            ===========     ===========      ===========

Interest-bearing deposits                   $  754,770      $  (24,335)      $  730,435
Borrowings                                     (20,483)         (5,820)         (26,303)
                                            -----------     -----------      -----------
Increase (decrease) in interest expense     $  734,287      $  (30,155)      $  704,132
                                            ===========     ===========      ===========

(1) The rate/volume variance for each category has been allocated equally on a consistent basis between rate and volume variance.

Other operating income totaled $414,864 in 1999 compared to $117,044 in 1998. Service charge fees on deposit accounts and other fees and commissions earned account for the majority of non-interest income. During 1999, the Company earned $272,911 from service charges on deposit accounts compared to $83,349 in 1998, an increase of 227%. Other service fees and commissions, including fees from the origination of mortgage loans, totaled $131,316 in 1999 compared to $29,162 in 1998. Mortgage loan fees accounted for $50,339 or 38% of other fees and commissions. Miscellaneous income, primarily the fees from the sales of checks and deposit slips, provided additional income of $10,637 in 1999 compared to $4,533 in 1998. Other expenses totaled $2,018,808 in 1999 compared to $1,458,899 in 1998. Expenses increased as a result of opening a new banking office, increased personnel expense and increased supplies expense to process the banks growth in loans and deposits. Salaries and benefits accounted for $1,049,339 in 1999 or 52% of other expenses compared to $715,661 or 49% in 1998. Equipment expenses totaled $201,738 in 1999 compared to $132,439 in 1998. Other non-interest expenses of $688,451 in 1999 compared to $546,671 in 1998 included sundry items such as marketing, accounting, insurance, and data processing. During the fourth quarter of 1999, a tax benefit amounting to $110,625 was recorded. The net operating loss, before cumulative effect of a change in accounting principle, totaled $178,327 or $.29 per share in 1999 compared to $974,627 or $1.60 per share in 1998. The cumulative effect of a change in accounting principle during 1999 totaled $71,326, net of taxes, or $.12 per share. The net operating loss after the cumulative effect of a change in accounting principle totaled $249,653 in 1999 compared to $974,627 in 1998. The return on average assets and equity were (.74%) and (5.05%) for 1999 compared to (6.09%) and (17.18%) in 1998. The comprehensive loss, which is the change in equity during a period excluding changes resulting from investments by shareholders and distributions to shareholders, totaled $251,596 in 1999 compared to $982,897 in 1998.

NET INTEREST INCOME

Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, primarily deposits) represents the most significant portion of the Company's earnings. It is management's on-going policy to maximize net interest income. Net interest income totaled $1,631,677 in 1999 compared to $636,842 in 1998. The Company's net yield on earning assets was 5.4% and 4.6% for the years 1999 and 1998, respectively. The Company continues to maximize this spread by management of both loan and deposit rates in order to support the overall earnings growth. The following table presents the daily average balances, interest income / expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Company.

AVERAGE BALANCES AND INTEREST INCOME ANALYSIS

For the Years Ended December 31, 1999 and 1998

                                                                   1999                                      1998
                                                                               Interest                                  Interest
                                                    Average       Average      Income/         Average      Average      Income/
                                                    Balance        Rate        Expense         Balance       Rate        Expense
                                                 ---------------  -------   --------------   ------------   -------    ------------
ASSETS:
Loans (1)                                        $   24,857,014     10.0%   $    2,492,208   $  6,596,204     10.0%    $   661,439
Taxable securities                                    2,548,495      4.7%          123,944      3,773,274      5.5%        208,750
Federal funds sold                                    2,780,640      5.1%          142,955      3,425,331      5.4%        186,602
Interest-bearing deposits                                25,640      4.7%            1,211         92,041      5.0%          4,560
                                                 ---------------            ---------------  -------------             ------------
Total interest-earning assets                        30,211,789      9.1%        2,760,318     13,886,850      7.6%      1,061,351
                                                                            ---------------                            ------------
                                                 ---------------                             -------------
All other assets                                      3,617,418                                 2,110,422
                                                 ---------------                             -------------
Total assets                                     $   33,829,207                              $ 15,997,272
                                                 ---------------                             -------------


Liabilities and Shareholders' Equity:
Interest-bearing deposits                        $   24,796,661      4.6%   $    1,127,022   $  8,077,958      4.9%    $   396,587
Other borrowings                                         29,274      5.5%            1,619        312,446      8.9%         27,922
                                                 ---------------            ---------------  -------------             ------------
Total interest-bearing liabilities                   24,825,935      4.6%        1,128,641      8,390,404      5.1%        424,509
Other liabilities                                     4,067,281                                 1,934,554
Shareholders' equity                                  4,935,991                                 5,672,314
                                                 ---------------                             -------------
Total liabilities and shareholders' equity       $   33,829,207                              $ 15,997,272
                                                 ---------------                             -------------

Net yield on earning-assets and net
Interest income (2)                                                  5.4%   $    1,631,677                     4.6%    $   636,842
                                                                            ---------------                            ------------
Interest rate spread (3)                                             4.5%                                      2.5%


(1)  Non-accrual loans have been included.
(2) Net yield on earning assets is computed by dividing net interest earned by average earning assets.
(3) The interest rate spread is the interest-earning assets rate less the interest-bearing liabilities rate.

LIQUIDITY AND INTEREST RATE SENSITIVITY

The objectives of the Company's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operation of the Company and regulatory requirements. Liquidity requirements of the Company are met primarily through two categories of funds. The first is core deposits, which includes demand deposits, savings accounts and certificates of deposits. The Company considers these to be a stable portion of the Company's liability mix and results of on-going stable commercial and consumer banking relationships. At December 31, 1999 and 1998 core deposits totaled $32,300,296 or 85% and $13,240,528 or 81%, respectively, of the Company's total deposits.

The other principal method of funding utilized by the Company is through large denomination certificates of deposit, federal funds purchased and other short-term borrowings. The Company's policy is to emphasize core deposit growth rather than growth through purchased or brokered liabilities as the cost of these funds are greater.

The Company's asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of its assets and liabilities in view of various interest rate scenarios. Factors beyond the Company's controls, such as market interest rates an competition, may also have an impact on the Company's interest income and interest expense.

In the absence of other factors, the yield or return associated with the Company's earning assets generally will increase from existing levels when interest rates rise over an extended period of time and, conversely, interest income will decrease when interest rates decline. In general, interest expense will increase when interest rates rise over an extended period of time and, conversely, interest expense will decrease when interest rates decline.

As a part of its interest rate risk management policy, the Company calculates an interest rate "gap." Interest rate "gap" analysis is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing which reprice within a specific time period, either through maturity or rate adjustment. The "gap" is the difference between the amounts of such assets and liabilities that are subject to repricing. A "positive" gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities, and its income should be negatively affected. Conversely, the cost of funds for an institution with a positive gap would generally be expected to increase more slowly than the yield on its assets in a rising interest rate environment, and such institution's net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a "negative" gap.

The following table sets for the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1999, which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. In addition, the table reflects scheduled principal payments, which will be received throughout the lives of the loans. The interest rate sensitivity of the Company's assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

                                   1 - 90        91 - 180       181 - 365        Total           Non-
                                    Days           Days           Days          One Year       Sensitive        Total
                                 ----------    -----------     ------------   -----------      ----------    ------------

Interest-earning assets:
Interest bearing deposits        $    2,784                                   $     2,784               -    $      2,784
Federal funds sold                2,110,000                                     2,110,000               -       2,110,000
Investment securities                     -    $ 2,008,996     $   499,343      2,508,339               -       2,508,339

Federal Home Loan

  Bank stock                              -              -               -              -      $   58,100          58,100
Loans                            22,422,026      2,741,389       2,754,141     27,917,556       6,543,168      34,460,724
                                 ----------    -----------     ------------   -----------      ----------    ------------
  Total interest-earning assets  24,534,810      4,750,385       3,253,484     32,538,679       6,601,268      39,139,947

Interest-bearing liabilities:
Time deposits                     2,815,269      6,716,633       7,905,034     17,436,936       1,341,765      18,778,701

All other deposits               14,361,398              -               -     14,361,398               -      14,361,398
                                 ----------    -----------     ------------   -----------      ----------    ------------
   Total interest-
     bearing liabilities         17,176,667      6,716,633       7,905,034     31,798,334      $1,341,765    $ 33,140,099

Interest sensitivity gap         $7,358,143    $(1,966,248)    $(4,651,550)   $   740,345
Cumulative interest
  sensitivity gap                $7,358,143    $ 5,391,895     $   740,345
Interest-earning assets
  as a percent  of interest
  sensitive liabilities               142.8%          70.7%           41.2%         102.3%

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES AS OF DECEMBER 31, 1999

                                     Within         One to             Five
                                      One            Five            Years or
                                      Year           Years             More
                                  -----------     ----------       -----------

Real estate - Construction        $ 6,808,752     $  343,486       $        -
Real estate - Mortgage              9,966,789      6,151,858          844,947

Predetermined rate, maturity
  greater than one year                            6,475,521          844,947
Variable rate or maturing within
  one year                         16,745,541         49,823                -

The Company paid an average rate of 4.6% on interest-bearing deposits during 1999 compared to 5.0% in 1998. Significant growth in deposits came from interest-bearing accounts. Interest-bearing accounts grew by $19,452,543 with time deposits accounting for $11,319,993 or 58.2%. Increased customer awareness of interest rates increases the importance of rate management by the Company. The Company's management continuously monitors market pricing, competitor rates, and profitability. Deposits continue to be the principal source of funds for continued growth, so the Company attempts to structure its rates so as to promote deposit and asset growth while at the same time increasing overall profit management. The daily average amounts of deposits of the Company are summarized below.

Average Deposits
For the Year Ended December 31, 1999

Non-interest bearing deposits             $  3,843,578
Interest-bearing                            24,796,661
                                          ------------
Total                                     $ 28,640,239
                                          ============

The above table includes deposits of $100,000 and over which at December 31, 1999 totaled $5,620,684. The table below presents the maturities of these deposits of $100,000 or more.

Maturities of Deposits of $100,000 or More
December 31, 1999

                                                                                 Greater
                                       Within        Within        Within         Than
                                       Three          Six          Twelve         One
                                       Months        Months        Months         Year
                                     ----------    -----------   -----------    ---------
Time deposits of $100,000 or more    $2,083,909    $ 1,800,047   $ 1,418,309    $ 318,419

CAPITAL RESOURCES

During the third quarter of 1999, the Company called the warrants attached to its common stock. As a result of the call, 25,731 additional shares of common stock were issued, and $257,310 in additional capital was raised. As of December 31, 1999 and 1998, the Company's ratio of total capital to risk-adjusted assets was 17.13%, and 31.6%, respectively. Average capital to average assets totaled 14.60% and 35.46% at December 31, 1999 and 1998, respectively. The Company remains well capitalized and fully expects to be able to meet future capital needs caused by growth and expansion as well as regulatory requirements. The Company is not aware of any current recommendation by regulatory authorities, which if implemented would materially affect the company's liquidity, capital resources or operations.

LOANS

The Company makes loans within its market area, defined as Asheville and Buncombe County, North Carolina. It makes both commercial and consumer loans. Total loans outstanding at December 31, 1999 and 1998 were $34,460,724 and $14,023,265, respectively. The Company places emphasis on consumer loans and commercial loans to small businesses and professionals. The Company has a diversified loan portfolio with no concentration to any one borrower, industry or market region. The amounts and types of loans outstanding for the years ended December 31, 1999 and 1998 are as follows:

                                                1999               1998
LOANS
Real estate
  Construction                              $  7,152,238      $  1,780,563
  Mortgage                                    16,963,594         7,414,218
Commercial, financial and agricultural         9,926,255         4,594,259
Consumer                                         562,765           299,105
                                            --------------    --------------
Total loans                                   34,604,852        14,088,145
Deferred origination fees, net                  (144,128)          (64,880)
                                            -------------    --------------
Total loans, net of deferred fees           $ 34,460,724      $ 14,023,265
                                            =============    ==============

Non-accrual loans at December 31, 1999 totaled $247,559, and none on December 31, 1998. If interest from non-accrual loans had been recognized in accordance with the original terms of the loans, net income for 1999 would not have been materially different from the amounts reported.

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that have not been disclosed hereunder, or under "loans" or "Asset Quality" narrative discussions do not (i) represent or result from trends or uncertainties that management expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Commercial, consumer and real estate mortgage loans of $27,452,614 and $12,307,582 at 1999 and 1998, respectively, are loans for which the principal source of repayment is derived from the ongoing cash flow of the business or individual. Real estate construction loans of $7,152,238 and $1,780,563 at 1999 and 1998, respectively, are loans for which the principal source of repayment comes from the sale of real estate or from obtaining permanent financing.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

Management considers the Company's asset quality to be of primary importance. The allowance for loan losses, which is utilized to absorb losses inherent in the loan portfolio, is maintained at a level sufficient to provide for estimated potential charge-offs of non-collectible loans. The loan portfolio is analyzed periodically in an effort to identify potential problems before they actually occur. The allowance for loan losses is evaluated on a regular basis by management using a methodology that segments the loan portfolio by types. This methodology is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Because the Company has been in existence for a relatively short time, and therefore has a limited history, management has also considered in applying its analytical methodology the loss experience and allowance levels of other peer community banks and the historical experiences encountered by the Company's management and senior lending officers. Weststar's methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements, which are the formula allowance and specific allowance.

The formula allowance is calculated by applying loss factors to outstanding loans and certain unused commitments, in each case based on the internal risk grade of such loans, pools of loans and commitments. Changes in risk grades of both performing and non-performing loans affect the amount of the formula allowance. Loss factors are based in part on limited experience and may be adjusted for significant factors that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date. Loss factors are developed in the following way.

- Problem graded loan loss factors are derived from a methodology that utilizes published experience of peer community banks and the historical experiences encountered by Weststar's management.
- Pass graded loan loss factors are based on average annual net charge-offs rate over a period believed to be a business cycle.
- Pooled loan loss factors (not individually graded loans) are based on expected net charge-offs for one year. Pooled loans are loans that are homogeneous in nature, such as consumer installment loans.
- Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the formula allowance. This amount is determined either by a discounted cash flow method or the fair value of the collateral.

The Company has incurred limited charge-off experience. Actual charge-offs are compared to the allowance and adjustments are made accordingly. Also, by basing the pass graded loan loss factors over a period relative of a business cycle, the methodology is designed to take our recent loss experience into account. Pooled loan loss factors are adjusted monthly based upon the level of net charge-offs expected by management in the next twelve months. Furthermore, the methodology permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management's judgement, significant factors, which affect the collectibility of the portfolio as of the evaluation date, are not reflected in the loss factors. By assessing the probable estimated losses inherent in the loan portfolio on a monthly basis, we are able to adjust specific and inherent loss estimates based upon the most recent information.

The provision for loan losses represents a charge against income in an amount necessary to maintain the allowance at an appropriate level. The monthly provision for loan losses may fluctuate based on the results of this analysis. The allowance for loan losses at December 31, 1999 and 1998 was $528,808 and $218,719 or 1.53% and 1.56%, respectively, of gross loans outstanding. The ratio of net charge-offs to average loans outstanding during the year was .03% and .8% during 1999 and 1998, respectively. This ratio reflects management's conservative lending and effective efforts to recover credit losses.

CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

                                                        1999          1998
                                                        ----          ----

Balance at beginning of year                         $ 218,719     $   3,200
Loans charged-off:
  Commercial, financial and agricultural               (16,453)      (55,522)
  Consumer                                              (2,114)         (316)
                                                     ----------    ----------
Total charge-offs                                      (18,567)      (55,838)
                                                     ----------    ----------
Recoveries of loans previously charged-off:
  Commercial, financial and agricultural                11,971         1,743
                                                     ----------    ----------
Net charge-offs                                         (6,596)      (54,095)
                                                     ----------    ----------
Additions charged to operations                        316,685       269,614
                                                     ----------    ----------
Balance at end of year                               $ 528,808     $ 218,719
                                                     ==========    ==========

Ratio of net charge-offs during the year to
  average loans outstanding during the year                .03%           .8%

The following table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
December 31, 1999 and 1998


                                                       1999                        1998
                                                            PERCENT                     PERCENT
                                                            OF TOTAL                    OF TOTAL
                                              AMOUNT         LOANS          AMOUNT       LOANS

Real estate                                 $ 367,917         70%          $ 140,500       65%
Commercial, financial and agricultural        150,445         29%             68,040       33%
Consumer                                        8,650          1%              4,340        2%
                                            ---------        ----          ---------      ----
Unallocated                                     1,796                          5,839
                                            ---------                      ---------
Total allowance                             $ 528,808        100%          $ 218,719      100%
                                            =========        ====          =========      ====

INVESTMENT SECURITIES

At December 31, 1999 and 1998, securities carried at market value totaled $2,502,411 and $2,085,000, respectively, with amortized costs of $2,508,339 and $2,087,778, respectively. All investment securities are available for sale. Securities available for sale are securities which will be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability management strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk or the need to increase regulatory capital or other similar factors.

MATURITIES AND YIELDS OF DEBT SECURITIES
December 31, 1999 and 1998


December 31, 1999
Available for sale: (1)

Type                                                          Remaining
                                       Within                  Average
                                       1 Year       Yield       Life
                                    -----------     -----     ---------

U.S. Treasury Notes                 $   749,505      5.5%     6 months
U.S. Government Agencies              1,758,834      5.5%     4 months
                                    -----------      ----
Total                               $ 2,566,439      5.5%
                                    ===========

December 31, 1998
Available for sale: (1)

Type                                                          Remaining
                                       Within                  Average
                                       1 Year       Yield       Life
                                    -----------     -----     ---------

U.S. Treasury Notes                 $   604,288      4.6%     7 months
U.S. Government Agencies              1,483,490      5.4%     2 months
                                    -----------      ----
  Total                             $ 2,087,778      5.2%
                                    ===========

(1)  Securities available for sale are stated at amortized cost.

In February 1999, the Company opened its first full-service office outside of the main office. A modular unit currently serves as the banking office. The Company owns the modular unit, but leases the property on which the unit is located. Terms of the lease are consistent with current market rates for such leases. During 1999, the new office, known as the Candler Office, generated approximately $720 thousand in loans and $9.1 million in deposits.

During the second quarter of 1998, the Company purchased the first floor of 79 Woodfin Place, where the main office is located. The Company owns approximately 10,000 square feet of operating space, but leases approximately 5,000 square feet to other tenants.

INFLATION

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than inflation. Interest rates generally increase as the rate of inflation increase, but the magnitude of the change in rates may not be the same.

While the effect of inflation is normally not as significant as it is on those businesses which have large investments in plant and inventories, it does have an effect. There are normally corresponding increases in the money supply, and banks will normally experience above average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increase operating expense.

FORWARD LOOKING STATEMENTS

The foregoing discussion may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing strategies of the Company's customers, actions of government regulators, or general economic conditions.

Weststar Financial
Services Corporation

Independent Auditors' Report

Consolidated Financial Statements
Years Ended December 31, 2000, 1999 and 1998

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders of
Weststar Financial Services Corporation:

We have audited the accompanying consolidated balance sheets of Weststar Financial Services Corporation and subsidiary (the "Company") as of December 31, 2000 and 1999 and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

January 19, 2001

WESTSTAR FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 2001
--------------------------------------------------------------------------------


ASSETS                                                                          2000             1999

ASSETS:
  Cash and cash equivalents (Notes 1 and 12):
    Cash and due from banks                                                 $  3,791,415    $  1,892,403
    Interest-bearing deposits                                                    352,394           2,784
    Federal funds sold                                                           900,000       2,110,000
                                                                            ------------    ------------
          Total cash and cash equivalents                                      5,043,809       4,005,187
                                                                            ------------    ------------

  Investment securities (Notes 1, 2 and 12) - available for sale, at fair value (amortized cost of $2,019,607 and $2,508,339 at
    December 31, 2000 and 1999, respectively)                                  2,022,608       2,502,411
  Loans (Notes 3 and 12)                                                      60,292,631      34,460,724
  Allowance for loan losses (Notes 1 and 4)                                     (871,706)       (528,808)
  Net loans                                                                   59,420,925      33,931,916
  Premises and equipment, net (Notes 1, 5 and 8)                               2,432,535       2,455,507
  Accrued interest receivable                                                    433,394         220,151
  Federal Home Loan Bank stock, at cost                                          225,000          58,100
  Deferred income taxes (Note 7)                                                 459,931         133,688
  Other assets                                                                   152,215          61,137
                                                                            ------------    ------------
TOTAL                                                                       $ 70,190,417    $ 43,368,097
                                                                            ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposits (Notes 6 and 12):
    Demand                                                                  $ 10,652,742    $  4,780,881
    NOW accounts                                                               7,838,070       3,154,225
    Money market accounts                                                     12,111,132      10,623,376
    Savings                                                                      755,286         583,797
    Time deposits of $100,000 or more                                          6,729,107       5,620,684
    Other time deposits                                                       25,116,249      13,158,017
                                                                            ------------    ------------
           Total deposits                                                     63,202,586      37,920,980
  Accrued interest payable                                                       285,064         159,149
  Other liabilities                                                              253,209         119,569
  Stock subscriptions (Note 10)                                                  328,396            --
                                                                            ------------    ------------
           Total liabilities                                                  64,069,255      38,199,698
                                                                            ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 11)

SHAREHOLDERS' EQUITY (Notes 1, 9 and 10):
  Common stock, $1 par value, authorized - 9,000,000 shares;
    outstanding shares - 633,298 at December 31, 2000 and 1999,
    respectively                                                                 633,298         633,298
  Additional paid-in capital                                                   6,129,636       6,129,636
  Accumulated deficit                                                           (643,614)     (1,590,896)
  Accumulated other comprehensive income (loss) (Note 2)                           1,842          (3,639)
                                                                            ------------    ------------
           Total shareholders' equity                                          6,121,162       5,168,399
                                                                            ------------    ------------
TOTAL                                                                       $ 70,190,417    $ 43,368,097
                                                                            ============    ============


See notes to consolidated financial statements.

WESTSTAR FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                          2000           1999           1998

INTEREST INCOME:
  Interest and fees on loans                                           $ 5,071,190   $ 2,492,208    $   661,439
  Federal funds sold                                                        59,957       142,955        186,602
  Interest-bearing deposits                                                  1,631         1,211          4,560
  Investments:
    U. S. Treasuries                                                        44,575        26,129         64,213
    U. S. Government agencies                                               88,252        95,105        144,537
    Corporate dividends                                                      7,989         2,710           --
                                                                       -----------   -----------    -----------
           Total interest income                                         5,273,594     2,760,318      1,061,351
                                                                       -----------   -----------    -----------

INTEREST EXPENSE:
  Time deposits of $100,000 or more                                        372,642       189,677        109,687
  Other time and savings deposits                                        1,708,006       937,345        286,900
  Federal funds purchased                                                   94,813         1,522           --
  Other interest expense                                                        41            97         27,922
                                                                       -----------   -----------    -----------
           Total interest expense                                        2,175,502     1,128,641        424,509
                                                                       -----------   -----------    -----------

NET INTEREST INCOME                                                      3,098,092     1,631,677        636,842

PROVISION FOR LOAN LOSSES (Notes 1 and 4)                                  454,960       316,685        269,614
                                                                       -----------   -----------    -----------

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES                                                            2,643,132     1,314,992        367,228
                                                                       -----------   -----------    -----------

OTHER INCOME:
  Service charges on deposit accounts                                      360,756       272,911         83,349
  Other service fees and commissions                                       160,179       131,316         29,162
  Other                                                                     11,640        10,637          4,533
                                                                       -----------   -----------    -----------
           Total other income                                              532,575       414,864        117,044
                                                                       -----------   -----------    -----------

OTHER EXPENSES:
  Salaries and wages                                                     1,037,525       941,253        649,415
  Employee benefits                                                        171,931       108,086         66,246
  Occupancy expense, net                                                   138,513        79,280         64,128
  Equipment rentals, depreciation and maintenance                          232,735       201,738        132,439
  Supplies                                                                 144,597       115,339         86,693
  Professional fees                                                        587,060       362,343        177,496
  Marketing                                                                183,418       133,621        139,150
  Other                                                                     52,800        77,148        143,332
                                                                       -----------   -----------    -----------
           Total other expenses                                          2,548,579     2,018,808      1,458,899
                                                                       -----------   -----------    -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
   IN ACCOUNTING PRINCIPLE AND INCOME TAXES                                627,128      (288,952)      (974,627)

INCOME TAX BENEFIT (Notes 1 and 7)                                         320,154       110,625           --
                                                                       -----------   -----------    -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                                           947,282      (178,327)      (974,627)

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX BENEFIT OF $44,877 (Note 1)                           --         (71,326)          --
                                                                       -----------   -----------    -----------
NET INCOME (LOSS)                                                          947,282      (249,653)      (974,627)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX -
  Unrealized holding gains (losses) on securities available for sale         5,481        (1,943)        (8,270)
                                                                       -----------   -----------    -----------

COMPREHENSIVE INCOME (LOSS)                                            $   952,763   $  (251,596)   $  (982,897)
                                                                       ===========   ===========    ===========

WESTSTAR FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Continued)
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------



                                                       2000            1999            1998

BASIC INCOME (LOSS) PER SHARE BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE           $   1.50        $   (.29)      $   (1.60)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                                 -            (.12)              -
                                                     --------        ---------      ----------

BASIC NET INCOME (LOSS) PER SHARE                    $   1.50        $   (.41)      $   (1.60)
                                                     ========        =========      ==========

See notes to consolidated financial statements.

                                                                                      Additional
                                                             Common Stock              Paid-In           Accumulated
                                                       Shares          Amount          Capital             Deficit
                                                      --------        --------        ----------         -----------
BALANCE, DECEMBER 31, 1997                            $607,557        $607,557        $5,897,957         $ (366,616)
  Net change in unrealized gain on securities
    available for sale                                      -               -                 -                  -
  Net loss                                                  -               -                 -            (974,627)
                                                      --------        --------        ----------         -----------

BALANCE, DECEMBER 31, 1998                             607,557         607,557         5,897,957         (1,341,243)
  Net change in unrealized loss on securities
    available for sale                                      -               -                  -                 -
  Warrants exercised                                    25,741          25,741           231,679                 -
  Net loss                                                  -               -                 -            (249,653)
                                                      --------        --------        ----------         -----------

BALANCE, DECEMBER 31, 1999                             633,298         633,298         6,129,636         (1,590,896)
  Net change in unrealized loss on securities
    available for sale                                      -               -                 -                  -
  Net income                                                -               -                 -             947,282
                                                      --------        --------        ----------         -----------

BALANCE, DECEMBER 31, 2000                             633,298        $633,298        $6,129,636         $ (643,614)
                                                      ========        ========        ==========         ===========


                                                                           Total
                                                        Accumulated     Shareholders'
                                                           Other           Equity
                                                       Comprehensive      (Notes 1
                                                       Income (Loss)        and 9)
                                                       -------------    -------------
BALANCE, DECEMBER 31, 1997                                $ 6,574        $6,145,472
  Net change in unrealized gain on securities
    available for sale                                     (8,270)           (8,270)
  Net loss                                                     -           (974,627)
                                                       -------------    -------------

BALANCE, DECEMBER 31, 1998                                 (1,696)        5,162,575
  Net change in unrealized loss on securities
    available for sale                                     (1,943)           (1,943)
  Warrants exercised                                           -            257,420
  Net loss                                                     -           (249,653)
                                                       -------------    -------------

BALANCE, DECEMBER 31, 1999                                 (3,639)        5,168,399
  Net change in unrealized loss on securities
    available for sale                                      5,481             5,481
  Net income                                                   -            947,282
                                                       -------------    -------------

BALANCE, DECEMBER 31, 2000                                $ 1,842        $6,121,162
                                                       =============    =============



See notes to consolidated financial statements.

WESTSTAR FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------



                                                                            2000            1999            1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                    $    947,282    $   (249,653)   $   (974,627)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation                                                            256,538         173,617          97,946
    Amortization of organization costs                                         --              --            29,669
    Provision for loan loss                                                 454,960         316,685         269,614
    Premium amortization and discount accretion, net                        (22,033)        (70,843)       (116,570)
    Deferred income tax benefit                                            (329,691)       (155,502)           --
    Cumulative effect of a change in accounting principle                      --           116,203            --
    Increase in accrued interest receivable                                (213,243)       (120,112)        (71,952)
    Increase in accrued interest payable                                    125,915          94,652          62,358
    (Increase) decrease in other assets                                     (91,092)        (19,981)         13,393
    Increase in taxes payable                                                 1,937            --              --
    Increase (decrease) in other liabilities                                131,716         (76,398)        114,216
                                                                       ------------    ------------    ------------
           Net cash provided by (used in) operating activities            1,262,289           8,668        (575,953)
                                                                       ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of securities available for sale                             (2,010,234)     (4,449,719)     (7,087,865)
  Maturities of securities available for sale                             2,521,000       4,100,000       8,094,000
  Net increase in loans                                                 (25,943,969)    (20,444,055)    (13,863,234)
  Additions to premises and equipment                                      (233,566)       (429,073)     (1,747,777)
  Purchases of Federal Home Loan Bank stock                                (166,900)        (58,100)           --
                                                                       ------------    ------------    ------------
           Net cash used in investing activities                        (25,833,669)    (21,280,947)    (14,604,876)
                                                                       ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand deposits, NOW accounts and
    savings accounts                                                     12,214,951      10,154,339       7,654,464
  Net increase in certificates of deposits                               13,066,655      11,319,993       7,019,264
  Proceeds from notes payable                                                  --              --           990,000
  Repayment of notes payable                                                   --              --        (1,140,000)
  Issuance of common stock                                                     --           257,420            --
  Common stock subscriptions                                                328,396            --              --
                                                                       ------------    ------------    ------------
           Net cash provided by financing activities                     25,610,002      21,731,752      14,523,728
                                                                       ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                             1,038,622         459,473        (657,101)

CASH AND CASH EQUIVALENTS:
  Beginning of year                                                       4,005,187       3,545,714       4,202,815
                                                                       ------------    ------------    ------------

  End of year                                                          $  5,043,809    $  4,005,187    $  3,545,714
                                                                       ============    ============    ============

SUPPLEMENTAL DISCLOSURE:
  Cash paid for interest                                               $  2,049,587    $  1,033,989    $    362,151
                                                                       ============    ============    ============
  Cash paid for income taxes                                           $      7,600    $       --      $       --
                                                                       ============    ============    ============


See notes to consolidated financial statements

WESTSTAR FINANCIAL SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - Weststar Financial Services Corporation is a holding company with one subsidiary, The Bank of Asheville (the "Bank"), a state chartered commercial bank incorporated in North Carolina on October 29, 1997. The Bank provides consumer and commercial banking services in Buncombe County and surrounding areas. Common shares of The Bank of Asheville were exchanged for common shares of Weststar Financial Services Corporation on April 29, 2000.

      Basis of Presentation - The consolidated financial statements include the accounts of Weststar Financial Services Corporation and its wholly owned subsidiary, The Bank of Asheville (herein referred to collectively as the "Company"). All significant intercompany accounts and transactions have been eliminated.

      Cash and Cash Equivalents - Cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

      Investment Securities - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held-to-maturity securities" and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading securities" and reported at fair value, with unrealized gains and losses included in earnings. Debt securities not classified as either held-to-maturity securities or trading securities and equity securities not classified as trading securities are classified as "available-for-sale securities" and reported at fair value, with unrealized gains and losses reported as a component of other comprehensive income. Gains and losses on held for investment securities are recognized at the time of sale based upon the specific identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary, result in writedowns of the individual securities to their fair value. The related writedowns are included in earnings as realized losses. Premiums and discounts are recognized in interest expense, or interest income, respectively, using the interest method over the period to maturity. Transfers of securities between classifications are accounted for at fair value. The Company has not classified any securities as trading or held-to-maturity securities.

      Loans - Loans held for investment are stated at the amount of unpaid principal, reduced by an allowance for loan losses.

      Allowance for Loan Losses - The provision for loan losses charged to operations is an amount which management believes is sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, historical loan loss experience and other risk factors. Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the Company's control. Unanticipated future adverse changes in such conditions could result in material adjustments to the allowance for loan losses.

      Loans that are deemed to be impaired (i.e., probable that the Company will be unable to collect all amounts due according to the terms of the loan agreement) are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. A valuation reserve is established to record the difference between the stated loan amount and the loan's present value, market value, or fair value of the collateral, as appropriate, of the impaired loan. Impaired loans may be valued on a loan-by-loan basis (e.g., loans with risk characteristics unique to an individual borrower) or on an aggregate basis (e.g., loans with similar risk characteristics). As of December 31, 2000, loans totaling $199,650 were considered impaired. No loans were considered impaired at December 31, 1999 or 1998. The related allowance for loan losses determined for impaired loans was $86,152 at December 31, 2000. For the years ended December 31, 2000, 1999 and 1998, the Company recognized interest income from impaired loans of approximately $27,993, $4,044 and $0, respectively.

      Premises and Equipment and Other Long-Lived Assets - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization, computed by the straight-line method, are charged to operations over the properties' estimated useful lives, which range from 25 to 50 years for buildings, 5 to 15 years for furniture and equipment or, in the case of leasehold improvements, the term of the lease, if shorter. Maintenance and repairs are charged to operations in the year incurred. Gains and losses on dispositions are included in current operations.

      The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows related to the asset is less than the stated amount of the asset, an impairment loss is recognized.

      Stock Purchase Warrants - In connection with the initial public offering of The Bank of Asheville common stock in 1997, the Bank issued 60,360 stock purchase warrants to certain common stockholders. Each warrant was convertible into one share of the Bank's common stock at an exercise price of $11.00 per share. The warrants were exercisable one year from issuance and expired five years from issuance. During 1999, 25,741 stock purchase warrants were exercised and the remaining stock purchase warrants were cancelled by the Bank.

      Income Taxes - Deferred income taxes are computed using the asset and liability approach. The tax effects of differences between the tax and financial accounting bases of assets and liabilities are reflected in the balance sheet at the tax rates expected to be in effect when the differences reverse. A valuation allowance is provided against deferred tax assets when realization is deemed not to be likely. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      Interest Income and Expense - The Company utilizes the accrual method of accounting. Substantially all loans earn interest on the level yield method based on the daily outstanding balance. The accrual of interest is discontinued when, in management's judgment, the interest may not be collected.

      The Company defers the immediate recognition of certain loan origination fees and certain loan origination costs when new loans are originated and amortizes these deferred amounts over the life of each related loan as an adjustment to interest income.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Net Income (Loss) Per Share - Basic net income (loss) per common share has been computed using the weighted average number of shares of common stock outstanding during the year (633,298 shares in 2000, 615,521 shares in 1999 and 607,557 shares in 1998). There were no potentially dilutive securities during 2000, 1999 and 1998.

      New  Accounting  Standards  -  In  June  1998,  the  Financial  Accounting
      Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. The new standard requires than an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 was amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date for FASB Statement No. 133, which delays the Company's effective date until January 1, 2001. Management does not believe that SFAS No. 133 will have a material effect on the Company's financial statements and current disclosures.

      In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, SFAS No. 140 revises the standards for accounting for securitization and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125 without reconsideration. The statement is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001. Management does not believe that SFAS No. 140 will have a material effect on the Company's financial statements and current disclosures.

2.    INVESTMENT SECURITIES

      The amortized cost, gross unrealized gains and losses and fair values of investment securities at December 31, 2000 and 1999 are as follows:

      Available-for-sale securities consist of the following at December 31, 2000:

                                                                   Unrealized
                                                 Amortized      ------------------        Fair
Type and Maturity Group                            Cost          Gains     Losses        Value

U. S. Treasury due - within 1 year               $   745,990    $  1,703   $    -     $    747,693
U. S. Government agencies due - within 1 year      1,273,617       1,298        -        1,274,915
                                                 ------------   ---------  --------   -------------

Total at December 31, 2000                       $ 2,019,607    $  3,001   $    -     $  2,022,608
                                                 ============   =========  ========   =============

      Available-for-sale securities consist of the following at December 31, 1999:

                                                                   Unrealized
                                                 Amortized      ------------------        Fair
Type and Maturity Group                            Cost          Gains     Losses        Value


U. S. Treasury due - within 1 year               $   749,505    $   -      $   (595)  $   748,910
U. S. Government agencies due - within 1 year      1,758,834        -        (5,333)    1,753,501
                                                 ------------   -------    ---------  -----------
Total at December 31, 1999                       $ 2,508,339    $   -      $ (5,928)  $ 2,502,411
                                                 ============   =======    =========  ===========

3.    LOANS

      Loans at December 31, 2000 and 1999 classified by type, are as follows:

                                             2000               1999

Real estate:
  Construction                           $  8,894,309       $  7,152,238
  Mortgage                                 32,332,304         16,963,594
Commercial, financial and agricultural     17,939,971          9,926,255
Consumer                                    1,338,067            562,765
                                         -------------      ------------
           Subtotal                        60,504,651         34,604,852
Net deferred loan origination fees           (212,020)          (144,128)
                                         -------------      ------------

Total                                    $ 60,292,631       $ 34,460,724
                                         =============      ============

      Nonperforming assets at December 31, 2000 and 1999:


                                    2000               1999

Nonaccrual loans                 $ 522,137          $ 247,559


      No loans have been restructured during 2000, 1999 or 1998.

      Directors and officers of the Company and companies with which they are affiliated are customers of and borrowers from the Company in the ordinary course of business. At December 31, 2000 and 1999, directors' and principal officers' direct and indirect indebtedness to the Company aggregated $281,263, of which $200,000 was participated, and $136,856, respectively.

4.    ALLOWANCE FOR LOAN LOSSES

      Changes in the allowance for loan losses for the years ended December 31, 2000 and 1999 are as follows:


                                      2000            1999            1998

Balance at beginning of year       $ 528,808       $ 218,719       $   3,200
Additions charged to operations      454,960         316,685         269,614
Charge-offs                         (112,062)        (18,567)        (55,838)
Recoveries                               -            11,971           1,743
                                  -----------      ----------      ----------

Balance at end of year            $  871,706       $ 528,808       $ 218,719
                                  ===========      ==========      ==========

5.    PREMISES AND EQUIPMENT

      Premises and equipment at December 31, 2000 and 1999 are as follows:

                                                         2000           1999

Land                                                 $   113,900      $ 113,900
Land improvements                                        121,873        121,874
Building and improvements                              1,491,346      1,475,842
Furniture and equipment                                  886,400        744,064
Leasehold improvements                                   373,643        287,852
Construction in progress                                     521         10,585
                                                     -----------    -----------
           Total                                       2,987,683      2,754,117
Less accumulated depreciation and amortization          (555,148)      (298,610)
                                                     -----------    -----------

Total                                                $ 2,432,535    $ 2,455,507
                                                     ===========    ===========


6.       DEPOSIT ACCOUNTS

      At December 31, 2000, the scheduled maturities of time deposits of $100,000 or more are as follows:



Within 3 months                      $  2,613,897
Within 6 months                         1,235,154
Within 12 months                        1,872,430
Greater than 1 year                     1,007,626
                                    --------------

Total                                $  6,729,107
                                    ==============

7.    INCOME TAXES

      The components of the income tax benefit for the years ended December 31, 2000, 1999 and 1998 follow:


                                  2000             1999           1998

Income tax benefit:
  Current                     $      9,537    $          -     $        -
  Deferred                        (329,691)        (155,502)            -
                            ---------------  ---------------  --------------

Total                         $  (320,154)    $    (155,502)   $        -
                            ===============  ===============  ==============


      For the years ended December 31, 2000, 1999 and 1998, a deferred tax provision (benefit) of $3,448, $(1,207) and $(1,082), respectively, was allocated to other comprehensive income as the tax effect of the unrealized gain/loss on investment securities available for sale.

      A reconciliation of reported income tax benefit for the periods ended December 31, 2000, 1999 and 1998 to the amount of tax benefit computed by multiplying the loss before income taxes by the statutory federal income tax rate of 34% follows:

                                                     2000            1999             1998

Income tax (benefit) at statutory rate            $ 213,224       $(137,757)        $(331,373)
Increase (decrease) resulting from:
  State income taxes net of federal tax benefit      30,551         (17,745)          (54,115)
  Valuation allowance                              (543,000)             -            385,488
  Other                                             (20,929)             -                 -
                                                  ----------      ----------        ----------

Tax benefit reported                              $(320,154)      $(155,502)        $      -
                                                  ==========      ==========        ==========


      The tax effect of the cumulative temporary differences and carryforwards that gave rise to the deferred tax assets and liabilities at December 31, 2000, 1999 and 1998 are as follows:


2000                                                  Assets       Liabilities        Total
Net operating loss carryforward                     $123,427                         $123,427
Contribution carryforward                              8,164                            8,164
Allowance for loan losses                            302,010                          302,010
Unrealized gain on securities available for sale           -       $   (1,159)         (1,159)
Depreciation                                               -          (43,873)        (43,873)
Capitalized start-up expenditures                     44,916               -           44,916
Capitalized organization costs                        21,962               -           21,962
Prepaid expenses                                           -          (34,514)        (34,514)
Deferred compensation                                  9,459               -            9,459
AMT credit carryforward                                9,539               -            9,539
Other, net                                            20,000               -           20,000
                                                    ---------       ----------       ---------

Total                                               $539,477        $ (79,546)       $459,931
                                                    =========       ==========       =========

1999
Net operating loss carryforward                     $468,180                         $468,180
Contribution carryforward                              8,164                            8,164
Allowance for loan losses                            180,792                          180,792
Unrealized loss on securities available for sale       2,289                            2,289
Depreciation                                               -        $ (58,707)        (58,707)
Capitalized start-up expenditures                     68,351               -           68,351
Capitalized organization costs                        33,420               -           33,420
Prepaid expenses                                           -          (20,554)        (20,554)
Other, net                                                 -           (5,247)         (5,247)
Valuation allowance                                 (543,000)              -         (543,000)
                                                    ---------       ----------       ---------

Total                                               $218,196        $ (84,508)       $133,688
                                                    =========       ==========       =========


1998                                                  Assets       Liabilities        Total
Net operating loss carryforward                     $ 445,757                       $445,757
Contribution carryforward                               5,753                          5,753
Allowance for loan losses                              53,189                         53,189
Unrealized loss on securities available for sale        1,082                          1,082
Depreciation                                                -       $(28,394)        (28,394)
Capitalized start-up expenditures                      66,680              -          66,680
Prepaid expenses                                            -         (6,936)         (6,936)
Other, net                                                  -        (17,152)        (17,152)
Valuation allowance                                  (543,000)             -        (543,000)
                                                    ----------      ---------      ----------

Total                                               $  29,461       $(52,482)      $ (23,021)
                                                    ==========      =========      ==========

      As of December 31, 2000, federal and state operating loss carryovers of approximately $303,000 and $436,000, respectively, are available to offset future federal and state taxable income. The carryover period is 5 years for state and 20 years for federal, which will result in expirations of varying amounts.

      The  Company  has  a  charitable  contribution   carryforward  of  $24,011
      available to reduce federal taxable income. This credit will expire in year 2003.

      Management has evaluated the available evidence about future taxable income and other possible sources of realization of deferred tax assets. Although realization of the deferred tax asset is not assured, management now believes it is more likely than not that all of the deferred tax assets will be realized. As a result, the valuation allowance existing at December 31, 1999 was reversed in 2000.

8.    LEASES

      The Company leases the banking facility premises and equipment under operating lease agreements. Future minimum rental payments are as follows:

        2001                                    $ 50,382
        2002                                      41,434
        2003                                       7,222
        Thereafter                                    --
                                                --------
        Total                                   $ 99,038
                                                ========

      The land for a branch office is leased from a partnership that includes a director of the Company. The annual rental is $25,500. Rental expense charged to operations under all operating lease agreements was $42,555, $45,529 and $46,910 for the years ended December 31, 2000, 1999 and 1998, respectively.

9.    REGULATION AND REGULATORY RESTRICTIONS

      The Company is regulated by the Board of Governors of the Federal Reserve System ("FRB") and is subject to securities registration and public reporting regulations of the Securities and Exchange Commission. The Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC") and the North Carolina State Banking Commission.

      The Company is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification also are subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of December 31, 2000, the most recent regulatory notifications categorized the Company as well capitalized under the regulatory framework for prompt corrective action. Management believes, as of December 31, 2000, 1999 and 1998, that the Company meets all capital adequacy requirements to which it is subject. To be categorized as adequately capitalized under the regulatory framework for prompt corrective action, the Company must monitor the minimum capital ratios as set forth in the table below.

      The Company's actual capital amounts and ratios are also presented in the table (dollar amounts in thousands):

                                                                                           To Be Well
                                                                                        Capitalized Under
                                                                    For Capital         Prompt Corrective
                                                    Actual        Adequacy Purposes     Action Provisions
                                             ------------------  -------------------  ----------------------
                                               Amount   Ratio     Amount     Ratio       Amount     Ratio

As of December 31, 2000:
  Total Capital (to Risk Weighted Assets)     $ 6,661   12.01%    $ 4,436    8.00%      $ 5,545     10.00%
  Tier I Capital (to Risk Weighted Assets)      5,966   10.76       2,218    4.00         3,327      6.00
  Tier I Capital (to Average Assets)            5,966    8.77       2,720    4.00         3,400      5.00

As of December 31, 1999:
  Total Capital (to Risk Weighted Assets)     $ 5,580   17.13%    $ 2,605    8.00%      $ 3,256     10.00%
  Tier I Capital (to Risk Weighted Assets)      5,171   15.88       1,303    4.00         1,954      6.00
  Tier I Capital (to Average Assets)            5,171   12.63       1,638    4.00         2,078      5.00

As of December 31, 1998:
  Total Capital (to Risk Weighted Assets)     $ 5,257   31.60%    $ 1,331    8.00%      $ 1,664     10.00%
  Tier I Capital (to Risk Weighted Assets)      5,049   30.35         665    4.00           998      6.00
  Tier I Capital (to Average Assets)            5,049   25.25         800    4.00         1,000      5.00

10.   STOCK OFFERING

      At December 31, 2000, the Company was offering a minimum of 117,600 shares and a maximum of 410,000 shares of its $1.00 par value common stock for sale at $9.50 per share. At December 31, 2000, $328,396 in subscriptions had been received, representing subscriptions for 34,568 shares. In January 2001, the Board of Directors elected to extend the offer until February 28, 2001 and lowered the offering price from $9.50 to $8.00. In addition, the minimum and maximum number of shares to be offered were changed to 62,500 and 486,800, respectively. Proceeds generated from the sale will be used to enhance capital and liquidity positions, fund expansion plans, including the establishment of additional branch offices in and around Buncombe County, and for general corporate purposes.

11.   COMMITMENTS AND CONTINGENCIES

      The Company has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts outstanding do not necessarily represent future cash requirements. Standby letters of credit represent conditional commitments issued by the Company to assure the performance of a customer to a third party. The unused portion of commitments to extend credit at December 31, 2000 and 1999 was $16,143,800 and $5,536,642, respectively.

      The Company's exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Company uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer's creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral held varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments.

      In the normal course of its operations, the Company from time to time is party to various legal proceedings. Based upon information currently available, and after consultation with its legal counsel, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on the Company's business, financial position or results of operations.

12.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2000. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                                                               December 31,
                                        ----------------------------------------------------------
                                                    2000                           1999
                                        ---------------------------     --------------------------
                                          Carrying      Estimated        Carrying      Estimated
                                           Amount       Fair Value        Amount       Fair Value
                                              (In Thousands)                  (In Thousands)

Assets:
  Cash and cash equivalents               $ 5,044        $ 5,044         $ 4,005        $ 4,005
  Marketable securities                     2,023          2,023           2,502          2,502
  Federal Home Loan Bank stock                225            225              58             58
  Loans                                    60,293         60,422          34,461         34,463

Liabilities:
  Demand deposits                          31,357         31,357          19,142         19,142
  Time deposits                            31,846         31,851          18,779         18,793

Off-balance-sheet - commitments to
  extend credit                                --         16,144              --          5,537


      The carrying amount of cash and cash equivalents is considered a reasonable estimate of fair value.

      The fair value of securities, excluding the Federal Home Loan Bank stock, is based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

      The fair value for loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar remaining maturities.

      The carrying amount of demand deposit approximates fair value as such deposits are payable upon demand. The fair value of time deposits is estimated using the present value of the projected cash flows using rates currently being offered on certificates with similar maturities.

13.   EMPLOYEE BENEFIT PLANS

      The Company sponsors a defined contribution 401(k) plan, which allows those employees who have attained the age of 21 years and worked 1,000 hours to elect to contribute a portion of their salary to the plan in accordance with the provisions and limits set forth in the plan document. The plan was established in March 1999. The Company makes discretionary matching contributions in an amount determined each plan year to each participant who makes 401(k) savings contributions during the year. The Company may also make a discretionary profit-sharing contribution for a plan year to those participants employed during the year. The Company's contribution to the plan was $34,192 and $10,000 for the years ended December 31, 2000 and 1999, respectively. During 2000, a key employee entered into a salary continuation agreement with the Company providing for periodic payments at the retirement or death of the employee. The present value of the estimated liability is being accrued over the vesting period defined in the agreement. The related expense for fiscal 2000 was $24,493. The Company is the owner and beneficiary of a life insurance policy on this key employee which will be used to fund the Company's liability under the salary continuation agreement. The total net cash surrender value of this policy at December 31, 2000 was $20,533.

14.   OVERNIGHT BORROWINGS

      Federal funds purchased generally represent overnight borrowing by the Company for temporary funding requirements:


                                                                      2000

Balance at end of year:
  Weighted average interest rate at end of year                            --
  Maximum amount outstanding at any month end during the year      $4,860,000
  Average daily balance outstanding during the year                $1,254,000
  Average annual interest rate paid during the year                      6.82%


                                  ************

     PLEASE MARK VOTES
[X]  AS IN THIS EXAMPLE

                                 REVOCABLE PROXY

                     WESTSTAR FINANCIAL SERVICES CORPORATION
                79 Woodfin Place, Asheville, North Carolina 28801

                              APPOINTMENT OF PROXY
                        SOLICITED BY BOARD OF DIRECTORS

     The undersigned hereby appoints W. Edward Anderson, Randall C. Hall, and Carol L. King (the "Proxies"), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Weststar Financial Services Corporation (the "Company") held of record by the undersigned on February 27, 2001, at the Annual Meeting of Shareholders of the Company to be held at Renaissance Asheville Hotel, Asheville, North Carolina, at 3:00 p.m. on April 17, 2001, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:







                                        ________________________________________
    Please be sure to sign and date      Date
      this Proxy in the box below.
________________________________________________________________________________


________________________________________________________________________________
   Stockholder  sign  above                 Co-holder (if any) sign above


1.   ELECTION OF DIRECTORS:

     Proposal to elect three (3) directors of the Company for three-year terms or until their successors are duly elected and qualified.

     W. Edward Anderson, G. Gordon Greenwood and Darryl J. Hart

                FOR             WITHHOLD                FOR ALL EXCEPT
                [_]               [_]                       [_]


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.



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2.   RATIFICATION  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS:  Proposal to ratify the
     appointment  of  Deloitte  &  Touche  LLP  as  the  Company's   independent
     accountants for 2001.

             FOR                AGAINST                ABSTAIN
             [_]                  [_]                    [_]

3. INCENTIVE STOCK OPTION PLAN: Proposal to approve the Weststar Financial Services Corporation 2001 Incentive Stock Option Plan.

             FOR                AGAINST                ABSTAIN
             [_]                  [_]                    [_]

4. NONSTATUTORY STOCK OPTION PLAN: Proposal to approve the Weststar Financial Services Corporation 2001 Nonstatutory Stock Option Plan.

             FOR                AGAINST                ABSTAIN
             [_]                  [_]                    [_]

5. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

             FOR                AGAINST                ABSTAIN
             [_]                  [_]                    [_]

     THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSALS 2, 3 AND 4. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

=> Detach above card, sign, date and mail in postage paid envelope provided. =>

                     WESTSTAR FINANCIAL SERVICES CORPORATION

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PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN TO
WESTSTAR FINANCIAL SERVICES CORPORATION.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

                              PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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HAS YOUR ADDRESS CHANGED?

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